UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
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TriMas Corporation
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NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS To be held May 20, 2026

To the Shareholders of TriMas Corporation:
The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of TriMas Corporation (“TriMas” or the “Company”) will be held virtually on Wednesday, May 20, 2026, at 8:00 a.m. Eastern Time. You will be able to attend and vote during the Annual Meeting, via live webcast by visiting www.virtualshareholdermeeting.com/TRS2026. You may also submit questions online before the start of the Annual Meeting. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the following purposes:
1.	Elect two directors to serve until the Annual Meeting of Shareholders in 2029;
2.	Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	Approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers (“NEOs”); and
4.	Transact other business as may properly come before the meeting.
We encourage you to read this proxy statement and our 2025 Annual Report, as well as visit our website at www.trimas.com to learn more about TriMas. Our website provides further insight into our performance and the actions we are taking to enhance shareholder value.
Finally, we want to encourage you to vote regardless of the size of your holdings. Every vote is important and your participation helps us do a better job of understanding and acting on what matters to you as a shareholder. You may cast your vote by internet, by telephone or by mailing a printed proxy card as outlined in this document.

/s/ Herbert K. Parker	/s/ Thomas J. Snyder
Herbert K. Parker	Thomas J. Snyder
Chairman of the Board	President and Chief Executive Officer

Bloomfield Hills, Michigan
This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about March 31, 2026.
Even if you intend to participate electronically during the Annual Meeting, please sign and date your proxy card or voting instruction card and return it in the accompanying envelope, or vote via telephone or internet (as indicated on your proxy card or voting instruction card), to ensure the presence of a quorum. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026

The Proxy Statement and 2025 Annual Report of TriMas Corporation are available at: http://ir.trimas.com

Corporate Headquarters
38505 Woodward Avenue, Suite 200
Bloomfield Hills, Michigan 48304

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement contains information regarding the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of TriMas Corporation (“TriMas” or the “Company”) to be held at 8:00 a.m. Eastern Time on Wednesday, May 20, 2026, via live webcast at www.virtualshareholdermeeting.com/TRS2026. The Company’s Board of Directors (the “Board”) has fixed the close of business on March 23, 2026, as the record date (“Record Date”) for determining the shareholders that are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board is soliciting proxies for use at such meeting and at any adjournment or postponement of such meeting. The Company has made these materials available to shareholders on the internet or, upon request, has delivered printed copies by mail or electronic copies by email. This proxy statement, along with the notice of Annual Meeting and form of proxy, was first made available to shareholders on or about March 31, 2026. The Company will bear the cost of soliciting proxies.
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

2026 ANNUAL MEETING OF SHAREHOLDERS Date Wednesday, May 20, 2026 Time 8:00 a.m. Eastern Time Via Webcast www.virtualshareholder meeting.com/TRS2026	HOW TO VOTE

To vote VIA THE INTERNET prior to the virtual meeting, visit www.proxyvote.com up until 11:59 p.m. Eastern Time, on May 19, 2026. You will need the 16-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card to vote online.

To vote BY TELEPHONE, call 1-800-690-6903 from a touch-tone phone up until 11:59 p.m. Eastern Time, on May 19, 2026. You will need the 16-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card to vote by telephone.

To vote BY MAIL, mark, sign, date and return your proxy card in the enclosed envelope to: Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717
Your proxy card must be received by the Company on or prior to May 19, 2026.
To vote during the virtual meeting, visit www.virtualshareholder meeting.com/TRS2026 and use your 16-digit control number.

2026 Proxy Statement	I	1

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation
1	Elect two directors to serve until the Annual Meeting of Shareholders in 2029	FOR ALL DIRECTOR NOMINEES
2	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026	FOR
3	Approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers (“NEOs”)	FOR

GENERAL INFORMATION

Stock Symbol TRS Stock Exchange The NASDAQ Global Market LLC	Common Shares Outstanding as of Record Date 36,685,359 Registrar and Transfer Agent Computershare	State and Year of Incorporation Delaware, 1986 Corporate Website www.trimas.com Investor Relations Website http://ir.trimas.com

2	I	2026 Proxy Statement

BOARD & GOVERNANCE HIGHLIGHTS

19
Board Meetings in Fiscal Year 2025

8
Audit Committee Meetings in Fiscal Year
2025

6
Compensation Committee Meetings in Fiscal Year 2025

4
Governance and Nominating Committee Meetings in Fiscal Year 2025

18
Strategy and Investment Committee Meetings in Fiscal Year 2025

Best Practices
Independent Chairman of the Board
8 of 9 directors are independent
Chief Executive Officer (“CEO”) is the only management director
Regular independent director executive sessions
Our Audit Committee, Compensation Committee and Governance and Nominating Committee are all composed exclusively of independent directors
Designated Board committees have oversight of certain key risk areas
Board and senior management stock ownership guidelines
Annual Board and committee self-evaluation and questionnaire process
Mandatory retirement age of 75 for directors (excluding directors serving on the Board as of 2013)
Directors and officers are restricted from hedging or pledging Company stock

EXECUTIVE COMPENSATION HIGHLIGHTS

Best Practices
Use of independent compensation consultant
Executive compensation is assessed annually by a third party
Program is designed in a manner to discourage excessive risk-taking
Significant amount of executive pay is performance-based, conditioned on the achievement of predetermined financial goals related to corporate performance
Management stock ownership guidelines align interests with shareholders
No standard employment agreements with executives
Nasdaq-compliant clawback policy requires the Compensation Committee to recoup or rescind variable compensation under certain circumstances
Annual “Say-on-Pay” vote on named executive officer compensation

2026 Proxy Statement	I	3

OUR COMMITMENT TO SUSTAINABILITY

TriMas views sustainability as both a core responsibility and a strategic priority. Our program is anchored in four pillars—Governance & Ethics, People, Environment and Products—which guide the enterprise-wide ESG initiatives that support our long-term value creation. Oversight remains strong through our ESG Steering and Action Committees, and the Governance and Nominating Committee of our Board of Directors, each of which regularly reviews progress to ensure accountability, transparency and continuous improvement.

We are committed to cultivating a workplace culture grounded in respect, fairness and professionalism, and we expect our suppliers and partners to uphold these same principles. This environment empowers employees to reach their full potential and encourages innovative thinking that strengthens our business. We believe that fostering a culture of inclusion and continuous improvement unites our team and supports the long-term success of our organization.

As part of our sustainability management and risk-mitigation processes, we conducted a materiality assessment to evaluate and prioritize critical ESG topics. This process helped us align stakeholder expectations with our strategic objectives and identify areas that present the most significant financial, operational and reputational risks, as well as the greatest opportunities. The outcomes of this assessment continue to inform our strategy, disclosures and investment decisions across the enterprise.

We continue to advance our environmental stewardship through initiatives aimed at reducing our carbon footprint, improving resource efficiency and enhancing operational transparency. Our environmental data management system enables comprehensive reporting of Scope 1 and Scope 2 greenhouse gas emissions and tracks performance against our 2030 environmental targets. In 2025, we announced that we had achieved and surpassed our 2030 water withdrawn intensity goal ahead of schedule, realizing a 48.1% reduction in 2024. Building on this momentum, we remain committed to further strengthening our sustainability reporting framework by expanding our disclosures and enhancing the robustness of our greenhouse gas inventory, including future reporting of Scope 3 emissions, to provide a more complete view of our environmental impact.

We remain focused on advancing product and process innovations that support TriMas’ long-term sustainability strategy. Across our businesses, we continue to introduce solutions designed to minimize energy use, reduce waste and improve recyclability, reflecting our commitment to responsible environmental performance. Our engineering and product development teams play a central role in these efforts, integrating advanced technologies and refined manufacturing practices to deliver high-quality, sustainable products that meet evolving customer and market needs.

Throughout 2025, we continued strengthening our ESG initiatives across the organization. As participants in the United Nations Global Compact (UNGC), we remain committed to supporting the UN Sustainable Development Goals (SDGs). We also published TriMas’ CDP submission, refreshed our Task Force on Climate-Related Financial Disclosures (TCFD) Index and continued to advance our standing with EcoVadis, collectively reinforcing our commitment to globally recognized ESG standards and further embedding climate-related risk assessment and transparency into our reporting framework. In addition, through the TriMas Foundation, our corporate charitable giving program, we continue to support the communities where our employees live and work.

Since launching our enterprise-wide ESG initiative, we have consistently implemented strategies that benefit our customers, employees, the environment and the communities we serve—while supporting long-term growth and delivering meaningful value to our shareholders.

4	I	2026 Proxy Statement

TriMas Corporation
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board currently consists of nine directors, divided into three classes, with each class consisting of one-third of the Company’s directors. Class II directors’ terms will expire at the Annual Meeting.
As previously disclosed, Ms. Teresa M. Finley informed the Board that she will not stand for re-election to the Board at the Annual Meeting. The Board thanks Ms. Finley for her contributions and dedication to the Company. In connection with Ms. Finley’s decision to not stand for re-election, the Board has reduced the size of the Board to eight directors, effective as of the Annual Meeting.
Ms. Holly M. Boehne and Mr. Herbert K. Parker consented to stand for re-election to serve until the 2029 Annual Meeting of Shareholders. If either of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee(s).

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTORS LISTED BELOW WHO STANDS FOR RE-ELECTION, TO SERVE UNTIL THE 2029 ANNUAL MEETING.
Vote Required
The two individuals who receive the most votes cast at the Annual Meeting will be elected as directors, provided a quorum of at least a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) is represented at the meeting. However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Board, taking into account the recommendation of the Governance and Nominating Committee, would then determine whether to accept or reject any required resignation. A proxy card marked “Withhold All” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the election of directors.
Additional information regarding the directors and director nominees of the Company is set forth below.
Directors and Director Nominees

Name	Title	Committees*	Term Ending	Class(1)
Thomas J. Snyder	Director, President and CEO	S	2028	I
Jeffrey A. Fielkow	Director	C**, G	2028	I
Adrianne W. Shapira	Director	A, C	2028	I
Holly M. Boehne(2)	Director	C, G**	2026	II
Teresa M. Finley(3)	Director		2026	II
Herbert K. Parker(2)	Chair of the Board	A**	2026	II
Shawn S. Sedaghat	Director	G, S**	2027	III
Nick L. Stanage	Director	C, S	2027	III
Daniel P. Tredwell	Director	A, S	2027	III
*	A = Audit Committee; C = Compensation Committee; G = Governance and Nominating Committee; S = Strategy and Investment Committee
**	Chair of Committee
(1)	Class I term expires at the 2028 Annual Meeting of Shareholders; Class II term expires at the 2026 Annual Meeting of Shareholders; Class III term expires at the 2027 Annual Meeting of Shareholders.
(2)	Standing for re-election at the Annual Meeting.
(3)	Not standing for re-election at the Annual Meeting.

2026 Proxy Statement	I	5

TriMas Corporation
Director Background, Experience and Qualifications
The following includes a brief overview of the experience, qualifications, attributes and skills that led to the conclusion that the directors and nominees should serve on the Board at this time. The Governance and Nominating Committee considers the experience, mix of skills and other qualities of the existing Board to ensure appropriate Board composition. The Governance and Nominating Committee believes that directors must have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. In addition, it seeks to ensure the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the Company’s business.
As more fully reflected in the chart below, the Board believes that the directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise as a whole to ensure the Board appropriately fulfills its oversight responsibilities and acts in the best interests of shareholders. The Board believes that each director satisfies its criteria for demonstrating excellence in his or her chosen field, high ethical standards and integrity, and sound business judgment. In addition, the Board has eight independent directors in accordance with the applicable independence rules of The NASDAQ Global Market LLC (“Nasdaq”) and such directors are also independent of the influence of any particular shareholder or shareholder groups whose interests may diverge from the interests of the shareholders as a whole. Further, each director or nominee brings a strong background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

Note: Percentages reflect the skills of current Board members.

6	I	2026 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Biographies

Age: 59
Director Since: 2025
Committees: Strategy & Investment

Thomas J. Snyder

Mr. Snyder has served as President, Chief Executive Officer and Director of TriMas since June 2025. Prior to joining TriMas, he spent nearly two decades in senior leadership roles at Silgan Containers LLC. From October 2007 to June 2025, he served as President of Silgan Containers. Before that, he held the roles of Executive Vice President from July 2006 to October 2007 and Vice President, Sales and Marketing, from July 2002 to July 2006. Earlier in his career, Mr. Snyder held positions of increasing responsibility within Silgan Containers, including Director of Sales, National Account Manager, Materials Application Engineer and various operations management roles. He has more than 35 years of experience in the global packaging industry.

Mr. Snyder has extensive knowledge and expertise in executive leadership, global manufacturing and operations, strategic and operational planning, customer relationship management, restructuring and acquisitions.

Current and Former Directorships: None

Age: 63
Director Since: 2020
Committees: Compensation, Governance & Nominating

Holly M. Boehne

Ms. Boehne served as Chief Technology Officer and Senior Vice President of Andersen Corporation from 2009 through her retirement in 2019. During her 15-year career at Andersen, her responsibilities included driving new business models and innovations to transform the company's competitive position, optimizing the global supply chain, creating and delivering new product platforms, driving a culture of continuous improvement and ensuring robust quality systems. Prior to this role, Ms. Boehne held positions of increasing responsibility at Ecolab Inc. and The Pillsbury Company. Ms. Boehne brings over three decades of broad operational business leadership across the public and private sectors in different industries, including building products, cleaning and sanitation, and food manufacturing.

Ms. Boehne has extensive knowledge and expertise in strategy, innovation, technology, global supply chain optimization, operational excellence, talent development and risk management.
Current Directorships: Prometheus Group, Inc. Former Directorships: None

2026 Proxy Statement	I	7

TriMas Corporation

Age: 57
Director Since: 2023
Committees: Compensation, Governance & Nominating

Jeffrey A. Fielkow

Mr. Fielkow has served as the Chief Executive Officer of Circular Action Alliance (CAA) since August 2024. Prior to joining CAA, Mr. Fielkow served as President and Chief Executive Officer of I.D. Images, LLC, from December 2021. From 2015 to 2021, Mr. Fielkow held multiple executive positions within Tetra Pak, Inc., including the role of President and Chief Executive Officer of Tetra Pak’s U.S. and Canadian operations. Prior to that, he served as Chief Executive Officer and Managing Director of Tetra Pak’s business in Vietnam and as Vice President of Sustainability for Tetra Pak's operations in Southeast Asia and Oceania. In addition to his global roles at Tetra Pak, Mr. Fielkow spent nearly 15 years in a variety of leadership and operational roles within the sustainability and recycling space, including serving as Chief Sales and Marketing Officer of ReCommunity, Inc., Chief Operating Officer of Container Recycling, LLC, and Market Area Vice President for Waste Management, Inc. Mr. Fielkow brings more than 30 years of experience, including with companies in the packaging and consumer products markets, as well as serving as a subject matter expert on recycling strategies for a variety of firms and public entities.

Mr. Fielkow has extensive knowledge and expertise in executive leadership, operational management, strategic and operational planning, mergers and acquisitions, product planning and pricing strategies, sales and marketing, and global sustainability and ESG leadership.

Current and Former Directorships: None

Age: 67
Director Since: 2015
Committees: Audit

Herbert K. Parker

Mr. Parker served as Executive Vice President - Operational Excellence of Harman International Industries, Inc. from January 2015 to March 2017. Previously, Mr. Parker served as Executive Vice President and Chief Financial Officer of Harman International from June 2008 to January 2015. Prior to joining Harman, Mr. Parker served in various senior financial positions with ABB Ltd. (known as ABB Group) from 1980 to 2008, including as Chief Financial Officer of the Global Automation Division from 2002 to 2005, and the Americas region from 2006 to 2008. Mr. Parker brings more than 30 years of experience in financial reporting, accounting and Sarbanes-Oxley compliance for public companies, and is a qualified financial expert.

Mr. Parker has extensive knowledge and expertise in financial reporting, accounting and Sarbanes-Oxley compliance, acquisitions and the integration process, divestitures, capital asset allocation, restructuring and realigning operational functions, risk oversight and international matters.

Current Directorships: Apogee Enterprises, Inc., nVent Electric plc, Dauch Corporation (formerly known as American Axle & Manufacturing Holdings, Inc.)
Former Directorships: TMS International Corporation

Age: 60
Director Since: 2025
Committees: Governance & Nominating, Strategy & Investment

Shawn S. Sedaghat

Mr. Sedaghat is the Chairman of Trend International Holding AG, an investment holding company with interests in real estate, public and private debt and equity, and other investments. With over 40 years of global business experience in the packaging industry, he began his career co-founding SEDA Specialty Packaging Corp. in 1984, serving as Chairman and CEO until its sale to CCL Industries Inc. in 1997. He then held leadership roles at CCL until 1999, when he transitioned into a consulting position. In 2001, Mr. Sedaghat founded PKG Group, LLC, a dispensing and packaging company, serving as CEO until 2015. He also founded Gotha Cosmetics S.R.L. in 2005, serving as CEO from 2005 to 2008, and then again from 2015 to 2017, and as Chairman of Gotha Cosmetics USA, Inc. from 2017 to 2019. Following his sale of a majority stake in Gotha, Mr. Sedaghat formed a partnership with Capvis AG (formerly Capvis Equity Partners AG) in 2016. Mr. Sedaghat has served as a director of Gotha since its inception.

Mr. Sedaghat has extensive knowledge and expertise in the packaging and consumer products industries, manufacturing, process and product innovation, customer relationship management and executive leadership.

Current Directorships: Trend International Holding AG, Gotha Cosmetics S.R.L, Polyusus Lux IX S.a.r.l. Former Directorships: CCL Industries Inc.

8	I	2026 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Age: 55
Director Since: 2025
Committees: Audit, Compensation

Adrianne W. Shapira

Ms. Shapira is a Managing Director, Consumer Health Strategy at Hildred Capital Management, LLC. Prior to joining Hildred, Ms. Shapira served as a Founding Managing Director of Eurazeo Brands, an $800 million investment division of Eurazeo, a French private equity firm, from 2017 to 2023, where she focused on consumer brands. During her tenure, she served on the boards of NEST Fragrances, Herschel Supply Company, Dewey’s Cookies and Beekman 1802. Previously, Ms. Shapira was Chief Financial Officer of David Yurman, a luxury jewelry company, from 2012 to 2016. While there, she played a key role in transitioning the family-owned brand from a wholesale model to direct-to-consumer channels, including retail stores and e-commerce. Prior to that, she spent 13 years at Goldman Sachs as a Managing Director in Equity Research, covering the Broadlines Retail Sector, which included 27 public companies across luxury brands, department stores, discounters, mass retailers, dollar stores, warehouse clubs and grocers. Earlier in her career, Ms. Shapira was an equity analyst at Robertson Stephens and Neuberger Berman.

Ms. Shapira has extensive expertise in finance, accounting and financial reporting, is a qualified financial expert, and brings senior leadership experience complemented by a strong background in marketing and brand management.

Current Directorships: Crown Laboratories, Inc., Hildred Portfolio Companies: Hyland’s and Revance Former Directorships: The Hain Celestial Group, Inc., Kohl’s Corporation

Age: 67
Director Since: 2013
Committees: Compensation, Strategy & Investment

Nick L. Stanage

Mr. Stanage is the former Chairman, Chief Executive Officer and President of Hexcel Corporation. He joined Hexcel in November 2009 as President and became Chief Executive Officer in August 2013 and Chairman in January 2014. Following Mr. Stanage's retirement from Hexcel as Chief Executive Officer and President in May 2024, he served as Executive Chairman through November 2024. Prior to joining Hexcel, Mr. Stanage served as President of the Heavy Vehicle Products Group at Dana Holding Corporation from 2005 to 2009. From 1986 to 2005, Mr. Stanage held positions of increasing responsibility in engineering, operations and marketing with Honeywell Inc. (formerly AlliedSignal Inc.). Mr. Stanage brings more than 30 years of experience in executive leadership, operations and management related to aerospace and automotive manufacturing environments.

Mr. Stanage has extensive knowledge and expertise in executive leadership, operational management, program and project management, customer relationship management, executive compensation and global restructuring.

Current Directorships: Hexcel Corporation, Huntington Ingalls Industries, Inc. Former Directorships: None

Age: 68
Director Since: 2002
Committees: Audit, Strategy & Investment

Daniel P. Tredwell

Mr. Tredwell is one of the Co-founders and the Managing Partner of CoveView Advisors LLC and CoveView Capital LLC since 2009. He also served as Managing Member of Heartland Industrial Partners, L.P. since 2006. Prior to this role, Mr. Tredwell served as a Managing Director at Chase Securities Inc. (predecessor of J.P. Morgan Securities, Inc.). Mr. Tredwell brings more than 30 years of experience in private equity and investment banking, and is a qualified financial expert.

Mr. Tredwell has extensive knowledge and expertise in corporate strategy, finance, banking, acquisitions and divestitures, economics, asset management, business development, risk management, executive compensation, crisis management, corporate oversight and audit.

Current Directorships: None
Former Directorships: Springs Industries, Inc., Metaldyne Corporation, Asahi Tec Corporation, Companhia de Tecidos Norte De Minas (Coteminas), Springs Global Participacoes S.A.

2026 Proxy Statement	I	9

TriMas Corporation
Corporate Governance
Board of Directors Risk Management Functions
As part of its oversight function, the Board monitors how management operates the Company, in part via its committee structure. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities the Company faces. On a regular basis, the Board reviews the Company’s enterprise risk management process, including the design of the program, the key risks identified and the actions identified to manage and reduce those risks. Consistent with this undertaking, the Board regularly reviews the Company’s cybersecurity strategy and activities in support of the strategy. The Audit Committee considers risk issues associated with the Company’s overall financial reporting, disclosure process and legal compliance, as well as reviewing policies on risk control assessment and accounting risk exposure. In addition to its regularly scheduled meetings, the Audit Committee meets with the corporate audit team and the independent registered public accounting firm in executive sessions at least quarterly, and with the general counsel as determined from time to time by the Audit Committee. The Compensation Committee, the Governance and Nominating Committee, and the Strategy and Investment Committee each consider risk issues associated with the substantive matters addressed by each such committee.
During 2025, the Board held 19 meetings, the Audit Committee held 8 meetings, the Compensation Committee held 6 meetings, the Governance and Nominating Committee held 4 meetings, and the Strategy and Investment Committee held 18 meetings.
The Board of Directors and Committees
The Board currently consists of nine directors, divided into three classes equal in number. Effective as of the Annual Meeting, the size of the Board will be reduced to eight in connection with Ms. Finley’s decision to not stand for re-election. The members of each class serve for staggered, three-year terms. Upon the expiration of the term of a class of directors, directors in that class may be asked to stand for re-election for another three-year term at the annual meeting in the year in which their term expires. The Board believes that independent Board leadership is a critical component of our governance structure. Since June 2002, the Company has separated the roles of the Board chair (“Chair”) and the CEO. The Board believes this current structure of separating the roles of Chair and CEO allows our CEO to focus his time and energy on strategy and operations. Meanwhile, this structure allows our independent Chair to lead the Board in its oversight responsibilities.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors.
The Board has determined, after considering all of the relevant facts and circumstances, that Messrs. Fielkow, Parker, Sedaghat, Stanage and Tredwell, and Mses. Boehne, Finley and Shapira are “independent” from management in accordance with the Nasdaq listing standards and the Company’s Corporate Governance Guidelines. Additionally, the Board previously determined that Mr. Greene, who did not stand for re-election at the Company’s 2025 Annual Meeting of Shareholders, was “independent” from management in accordance with the Nasdaq listing standards and the Company’s Corporate Governance Guidelines. To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company and must meet the criteria for independence set forth in the Company’s Corporate Governance Guidelines. In making the determination that Mr. Sedaghat is independent, the Board considered the Company’s sales of products to a company owned by Mr. Sedaghat, which in the aggregate, were de minimis. The Board concluded that these transactions would not interfere with Mr. Sedaghat’s exercise of independent judgment in carrying out the responsibilities of a director and thus did not impair his independence.
All directors during 2025 attended at least 75%, in aggregate, of the meetings of the Board and all committees of the Board on which they served. All of the current directors who were serving on the Board at the time of the 2025 Annual

10	I	2026 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Meeting of Shareholders attended the 2025 Annual Meeting. All directors are expected to attend all Board meetings, including the annual meeting, and meetings of each committee of which they are a member. In addition to attending Board and committee meetings, directors fulfill their responsibilities by consulting with the President and CEO, and other executives on matters that may affect the Company.
Independent directors hold regularly scheduled executive sessions in which independent directors meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board. For information on how you can communicate with the Company’s non-management directors, see “Communicating with the Board.”
Audit Committee. The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of the Company’s internal audit function. In addition, the Audit Committee is responsible for (1) selecting the Company’s independent registered public accounting firm, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, and compliance with relevant legal and regulatory requirements, (4) annually reviewing the Company’s independent registered public accounting firm’s report describing the auditing firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases and any financial information or earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately and periodically with management, internal auditors and the independent registered public accounting firm, (9) reviewing with the independent auditor any audit problems or difficulties, and management’s responses, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) handling such other matters that are specifically delegated to the Audit Committee by applicable law or regulation, or by the Board, and (12) reporting regularly to the full Board. See “Report of the Audit Committee.” The Audit Committee’s charter is available on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page.
Each of the directors on the Audit Committee is financially literate. The Board has determined that Messrs. Parker and Mr. Tredwell and Ms. Shapira, each qualify as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations, each member on the Audit Committee has the accounting and related financial management expertise required by the Nasdaq listing standards, and each is “independent” from management in accordance with Nasdaq listing standards and the Company’s Corporate Governance Guidelines.
Compensation Committee. The Compensation Committee is responsible for developing and maintaining the Company’s compensation strategies and policies, including (1) reviewing and approving the Company’s overall executive and director compensation philosophy, and the executive and director compensation programs to support the Company’s overall business strategy and objectives, (2) overseeing the management continuity and succession planning process (except as otherwise within the scope of the Governance and Nominating Committee) with respect to the Company’s officers, and (3) preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies.
The Compensation Committee is responsible for monitoring and administering the Company’s compensation and employee benefit plans, and reviewing, among other things, base salary levels, incentive awards and bonus awards for officers and key executives, and such other matters that are specifically delegated to the Compensation Committee by applicable law or regulation, or by the Board. The Compensation Committee’s charter reflects such responsibilities and is available on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page. Each of the directors on the Compensation Committee is “independent” from management in accordance with Nasdaq listing standards (including those standards particular to Compensation

2026 Proxy Statement	I	11

TriMas Corporation
Committee membership) and the Company’s Corporate Governance Guidelines. See also “Compensation Discussion and Analysis - Role of the Compensation Committee,” “Compensation Discussion and Analysis - Input from Management” and “Compensation Discussion and Analysis - Independent Compensation Committee Consultant.” The Compensation Committee is entitled to delegate certain of its responsibilities to subcommittees of the Compensation Committee or other committees of the Board, subject to applicable law. The Compensation Committee may also delegate administrative authority to one or more officers (or one or more agents or advisors), and certain limited equity grant authority to one or more officers, under the terms of the Company’s current equity plan.
Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying and nominating individuals qualified to serve as Board members, and recommending directors for each Board committee. Generally, the Governance and Nominating Committee will re-nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.
In recommending candidates to the Board, the Governance and Nominating Committee reviews the experience, mix of skills and other qualities of a nominee to assure appropriate Board composition, after taking into account the current Board members, and the specific needs of the Company and the Board. The Board looks for individuals who have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. The Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. As required by Nasdaq, the SEC or such other applicable regulatory requirements, a majority of the Board will be comprised of independent directors.
The Governance and Nominating Committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Company’s current directors and management. The Governance and Nominating Committee does not solicit director nominations, but will consider recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis to the Secretary of the Company and are in accordance with the Company’s bylaws. The Governance and Nominating Committee will evaluate nominees recommended by shareholders against the same criteria. The Company did not receive any nominations of directors by shareholders for the Annual Meeting. See “How and when may I submit a shareholder proposal or director nomination for the 2027 Annual Meeting?” for more information.
The Governance and Nominating Committee is also responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company and overseeing governance issues.
The Governance and Nominating Committee’s charter is available on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page.
Strategy and Investment Committee. The Strategy and Investment Committee is responsible for assisting the Board in connection with the ongoing development and oversight of the Company’s strategic business plan and capital allocation plan for the Company. The Strategy and Investment Committee supports the Company’s CEO and Board in reviewing, evaluating and overseeing the implementation of the Company’s strategic business plan and identifying opportunities to create long-term value for the Company’s shareholders. The Strategy and Investment Committee provides capital allocation oversight and guidance on capital deployment decisions, including balancing reinvestment in the business, strategic acquisitions, shareholder returns, and other uses of capital.
The Strategy and Investment Committee charter is available on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page.
Compensation Committee Interlocks and Insider Participation. Mses. Boehne, Shapira and Finley and Messrs. Fielkow, Stanage and Tredwell served on the Company’s Compensation Committee during 2025. On March 19, 2025, the Board appointed Ms. Finley as the Company’s Interim Chief Financial Officer (“Interim CFO”), effective as

12	I	2026 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
of March 20, 2025. In connection with her appointment as Interim CFO, Ms. Finley stepped down as a member of the Board’s Audit Committee and Compensation Committee. Other than Ms. Finley, no current or prior member of the Compensation Committee during 2025 is or was previously an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.
Retirement Age and Term Limits. The Corporate Governance Guidelines provide that a director (excluding directors serving on the Board as of February 25, 2013) is expected to submit his or her resignation from the Board at the first annual meeting of shareholders following the director’s 75th birthday. The Board may accept or reject such resignation in its discretion after consultation with the Governance and Nominating Committee. The Board has not established term limits for the directors.
Assessment of Board and Committee Performance. The Board evaluates its performance annually. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. The results of the Board and committee self-assessments are discussed with the Board and each committee, respectively.

2026 Proxy Statement	I	13

TriMas Corporation
DIRECTOR COMPENSATION
The Compensation Committee is responsible for reviewing director compensation and making recommendations to the Board with respect to that compensation, as appropriate. Meridian Compensation Partners, LLC (“Meridian”) is retained by and reports directly to the Compensation Committee, and advises the Compensation Committee regarding executive and director compensation matters. The Compensation Committee and Board believe that directors should receive a mix of cash and equity over their tenure. The combination of cash and equity compensation is intended to provide incentives for directors to continue to serve on the Board and to attract new directors with outstanding qualifications. Directors may make an annual election to defer receipt of their cash compensation, provided the election is made prior to the fiscal year in which the deferral is effective.
Annual Cash Retainer and Meeting Fees. For 2025, each independent director who served for the entirety of 2025 received an annual cash retainer of $100,000. The chair of the Board and of each of the Audit, Compensation, and Governance and Nominating Committees received an additional annual cash retainer in the amounts of $100,000, $20,000, $15,000 and $10,000, respectively. The chair of the Strategy and Investment Committee did not receive an additional cash retainer. Mr. Greene earned a pro-rated portion of the 2025 cash retainer based on his Board service end date in 2025. Mr. Sedaghat and Ms. Shapira earned a pro-rated portion of the 2025 cash retainer based on their Board service beginning in 2025. Mr. Fielkow earned a pro-rated portion of the 2025 Compensation Committee chair cash retainer based on his appointment to Compensation Committee chair on March 20, 2025. Ms. Boehne earned a pro-rated portion of the 2025 Governance and Nominating Committee chair cash retainer based on her appointment to Governance and Nominating Committee chair on August 13, 2025. On March 20, 2025, Ms. Finley was appointed Interim CFO. Except for continuing to vest in restricted stock units previously granted to her for her service as a director according to their original terms, Ms. Finley did not receive any additional compensation for her service on the Board while acting as Interim CFO (Ms. Finley ceased serving in such role on December 15, 2025). As such, she earned a pro-rated portion of her 2025 Board and Compensation Committee chair cash retainer for 2025.
The Company operates a director retainer share election program to permit directors to make an annual election to receive unrestricted stock or cash for deferred compensation for Board service in lieu of cash at the time payment is made each quarter. For 2025, one independent director (Ms. Boehne) elected to defer receipt of her cash Board compensation.
Equity Compensation. As part of the independent directors’ annual compensation package, each independent director also receives an annual grant of restricted stock units with a grant date fair value of approximately $100,000, with each grant generally subject to the director’s continued service on the Board for a one-year vesting period. In March 2025, the Company made the annual grant to each of the current independent directors on the same terms, with the exception of Ms. Shapira who received a pro-rated annual grant of restricted stock units due to her Board service beginning on May 14, 2025.
Director Stock Ownership. We have established stock ownership guidelines for our independent directors to more closely tie their interests to those of shareholders. Under these guidelines, all such directors are required to own, within five years after initial election to the Board as an independent director, shares of Company stock having a value equal to five times their annual cash retainer (excluding any additional retainers for Board and committee chair service). Unrestricted stock and service-based restricted stock units are counted toward fulfillment of this ownership requirement. As of December 31, 2025, each independent director was in compliance or on a path to timely compliance with his or her stock ownership requirement. If an independent director does not meet the stock ownership guidelines, the Compensation Committee may consider such fact in determining the grant of future equity awards to such director.
Indemnification. The Company has entered into indemnification agreements with each of its directors. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company.
Other. The Company reimbursed all directors for expenses incurred in attending Board and committee meetings and for other director service in 2025. The Company does not provide any perquisites to directors.

14	I	2026 Proxy Statement

DIRECTOR COMPENSATION
2025 Director Compensation Table

Name	2025 Fees Earned or Paid in Cash ($)(1)	2025 Stock Awards ($)(2)	Total ($)
Holly M. Boehne(3)	103,832	99,981	203,813
Jeffrey A. Fielkow(4)	111,750	99,981	211,731
Teresa M. Finley(5)	29,536	99,981	129,517
Jeffrey M. Greene(6)	36,813	99,981	136,794
Herbert K. Parker	220,000	99,981	319,981
Shawn S. Sedaghat(7)	88,889	99,981	188,870
Adrianne W. Shapira(8)	63,187	83,276	146,463
Nick L. Stanage	100,000	99,981	199,981
Daniel P. Tredwell(9)	106,168	99,981	206,149
(1)	Ms. Boehne elected to defer 100% of her 2025 fees earned as permitted under the Company’s director retainer share election program.
(2)
The amounts in this column reflect the grant date fair value (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718) of the service-based restricted stock units granted to our non-employee directors during 2025. Mses. Boehne and Finley, and Messrs. Fielkow, Greene, Parker, Sedaghat, Stanage and Tredwell each received 4,140 restricted stock units effective March 14, 2025. Ms. Shapira received 3,276 restricted stock units effective May 23, 2025. These awards were granted under the Company’s 2023 Equity and Incentive Compensation Plan and, except for the award granted to Ms. Finley which vested one year from the date of grant, generally vest one year from the date of grant.

(3)	Ms. Boehne was appointed as GNC Committee chair on August 13, 2025. As a result, her Committee chair cash retainer was pro-rated for 2025.
(4)	Mr. Fielkow was appointed as Compensation Committee chair on March 20, 2025. As a result, his Committee chair cash retainer was pro-rated for 2025.
(5)	Ms. Finley was appointed Interim CFO on March 20, 2025, and served in this role until December 15, 2025. As a result, her Board and Compensation Committee chair cash retainers were pro-rated for 2025.
(6)	Mr. Greene stepped down from the Board effective May 14, 2025, due to his retirement. As a result, his outstanding restricted stock units vested in full and his cash retainer was pro-rated for 2025.
(7)	Mr. Sedaghat was appointed to the Board effective February 10, 2025. As a result, his 2025 Board cash retainer was pro-rated for 2025.
(8)	Ms. Shapira was appointed to the Board effective May 14, 2025. As a result, her 2025 Board cash retainer was pro-rated for 2025.
(9)	Mr. Tredwell stepped down as GNC Committee chair on August 12, 2025. As a result, his Committee chair cash retainer was pro-rated for 2025.
The table below sets forth as to each non-employee director the aggregate number of restricted stock units outstanding as of December 31, 2025. As of such date, none of our non-employee directors held any stock options or stock awards other than restricted stock units.

Name	Stock Awards
Holly M. Boehne	4,140
Jeffrey A. Fielkow	4,140
Teresa M. Finley(1)	24,140
Jeffrey M. Greene(2)	—
Herbert K. Parker	4,140
Shawn S. Sedaghat	4,140
Adrianne W. Shapira	3,276
Nick L. Stanage	4,140
Daniel P. Tredwell	4,140
(1)
In connection with Ms. Finley’s service as Interim CFO, she received a grant of 20,000 time-based restricted stock units effective March 20, 2025. This award was granted under the Company’s 2023 Equity and Incentive Compensation Plan and vested one year from the date of grant. See “Compensation Discussion and Analysis – 2025 Long Term Incentive Awards” for more information.

(2)	Mr. Greene stepped down from the Board effective May 14, 2025, due to his retirement. As a result, his outstanding restricted stock units vested in full.

2026 Proxy Statement	I	15

TriMas Corporation
Corporate Governance
The Board has adopted Corporate Governance Guidelines, a copy of which may be found on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation and access to the Board. The Governance and Nominating Committee is responsible for overseeing and reviewing these guidelines, and recommending any changes to the Board.
Code of Conduct. We have a Code of Conduct that applies to all directors and all employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar executive management functions. The Code of Conduct is posted on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page. All amendments to the Company’s Code of Conduct, if any, will also be posted on the Company’s website, along with all waivers, if any, of the Code of Conduct involving senior officers.
A copy of the Company’s committee charters, Corporate Governance Guidelines and Code of Conduct will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices: TriMas Corporation, Attention: General Counsel, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304.
Insider Trading Policy. We have an insider trading policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, and have implemented processes applicable to the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.
Communicating with the Board
Any shareholder or interested party who desires to communicate with the Board or any specific director, including the Chair, non-management directors or committee members, may write to: TriMas Corporation, Attention: Board of Directors, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304.
Depending on the subject matter of the communication, management will:
•	Forward the communication to the director or directors to whom it is addressed (matters addressed to the chair of the Audit Committee will be forwarded unopened directly to the Audit Committee chair);
•
Attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board or an individual member (e.g., the communication is a request for information about the Company or is a stock-related matter); or

•	Not forward the communication if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.
To submit concerns regarding accounting matters, shareholders and other interested persons may also call the Company’s toll-free, confidential hotline number published at www.trimas.com in the Corporate Governance subsection of the Investors page, in the document entitled Code of Conduct. Concerns may be expressed on a confidential and anonymous basis.
Communications made through the confidential hotline number are reviewed by the Audit Committee at each non-earnings Audit Committee meeting; other communications will be made available to directors at any time upon their request.

16	I	2026 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with the independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding as determined by the Audit Committee from the Company for such advice and assistance.
The Company’s management is primarily responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing opinions on the conformity of reporting those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025, with the Company’s management;
2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

4.
Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board.
The Audit Committee
Herbert K. Parker, Chair
Adrianne W. Shapira
Daniel P. Tredwell

2026 Proxy Statement	I	17

TriMas Corporation
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
The Audit Committee has appointed Deloitte as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2026. Deloitte served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023. Representatives of Deloitte are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, make a statement.
The appointment of Deloitte as the independent registered public accounting firm for the Company is being presented to the shareholders for ratification. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of Common Stock present in person or represented by proxy, provided that a quorum of at least a majority of the outstanding shares are present or represented at the meeting. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the matter. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “routine” proposal, your broker will nevertheless have authority to vote your shares on this “routine” proposal in your broker’s discretion. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, unless specified otherwise.
Fees Paid to Independent Auditor
The following table presents fees billed by Deloitte for professional services rendered related to the audits of the Company’s annual financial statements for the years ended December 31, 2025, and 2024, respectively, and fees for other services rendered during those periods.

	2025 ($)	2024 ($)
Audit Fees	1,708,600	1,761,500
Audit-related Fees	—	—
Tax Fees	390,500	516,500
All Other Fees	—	—
Total	2,099,100	2,278,000
Audit Fees
Audit fees include fees billed for the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, including reviews of the interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q and audits of statutory financial statements. Statutory audit fees billed were approximately $0.2 million and $0.2 million for 2025 and 2024, respectively.

18	I	2026 Proxy Statement

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Tax Fees
The Company engages Deloitte to assist with its U.S. tax compliance reviews. In addition, tax fees in 2025 and 2024 include amounts for various tax deduction and assessment projects. Except for the amounts disclosed above, there were no tax fees billed by Deloitte during 2025 or 2024, as the Company retained another firm to provide tax advice.
The Audit Committee has determined that the rendering of all non-audit services by Deloitte in 2025 and in 2024 is compatible with maintaining auditor independence.
We have been advised by Deloitte that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent registered public accounting firm. No services are undertaken which are not pre-approved. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All of the services provided by Deloitte, our independent auditor in 2025 and 2024, including services related to audit, audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee under its pre-approval policies.
The Audit Committee’s policies permit the Company’s independent accountants, Deloitte, to provide audit-related services, tax services and non-audit services to the Company, subject to the following conditions:
1.	Deloitte will not be engaged to provide any services that may compromise its independence under applicable laws and regulations, including rules and regulations of the SEC and the PCAOB;
2.	Deloitte and the Company will enter into engagement letters authorizing the specific audit-related services or non-audit services, and setting forth the cost of such services;
3.
The Company is authorized, without additional Audit Committee approval, to engage Deloitte to provide (a) audit-related and tax services, including due diligence and tax planning related to acquisitions where Deloitte does not audit the target company, to the extent that the cost of such engagement does not exceed $250,000, (b) due diligence and tax planning related to acquisitions where Deloitte audits the target company, to the extent the cost of such engagement does not exceed $20,000, and (c) services not otherwise covered by (a) or (b) above to the extent the cost of such engagements does not exceed $150,000; provided, however, that the aggregate amount of all such engagements under (a), (b) and (c) may not exceed $350,000 in any calendar quarter; and

4.	The Chair of the Audit Committee will be promptly notified of each engagement and the Audit Committee will be updated quarterly on all engagements, including fees.

2026 Proxy Statement	I	19

TriMas Corporation
PROPOSAL 3 — APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote to approve the compensation paid to our NEOs as disclosed in this proxy statement. This advisory vote is commonly known as a “Say-on-Pay” vote. At the 2023 Annual Meeting of Shareholders, a majority of the votes cast on a proposal regarding the frequency for future Say-on-Pay votes approved the Board’s recommendation to hold future Say-on-Pay votes on an annual basis. The Company adopted an annual Say-on-Pay vote program in 2023 after considering these voting results. The last Say-on-Pay vote took place at the 2025 Annual Meeting of Shareholders, during which we received approximately 89% approval of our Say-on-Pay resolution.
At its first meeting held after our 2025 Say-on-Pay vote, the Compensation Committee reviewed the voting results described above. After taking into consideration the substantial level of support expressed by our shareholders for the executive compensation program for our then-NEOs, the Compensation Committee decided to continue to apply the same guiding philosophy and principles to subsequent decisions and when adopting subsequent policies regarding NEO compensation. No changes have been made to our executive compensation program specifically in reaction to the 2025 Say-on-Pay vote. The Compensation Committee has also continued to monitor voting policy changes adopted by our institutional shareholders and their advisors since the 2025 Say-on-Pay vote, and expects to continue to take those voting policies into account when considering changes to our executive compensation program.
2025 Compensation Program Highlights
As described in the Compensation Discussion and Analysis within this proxy statement, our NEOs are rewarded when defined financial and operational performance results are achieved and when value is created for our shareholders. Our Compensation Committee believes that our compensation program is effective in implementing our executive compensation philosophy and establishing a link between compensation and shareholder interests.
Highlights of our compensation program include the following:
•
A substantial percentage of each NEO’s target total direct compensation is variable and consists of incentives that can be earned for achieving annual and long-term performance goals. Our program is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests;

•	Each year, the Compensation Committee establishes performance measures intended to focus executives on the most important Company objectives;
•
In determining the compensation components for each NEO for 2025, the Compensation Committee generally focused on market values around the size-adjusted median of our peer group and survey data. The market information is considered a reference point rather than policy for reviewing competitiveness;

20	I	2026 Proxy Statement

PROPOSAL 3 — APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
•	Our expectations for stock ownership align executives’ interests with those of our shareholders and all of the NEOs are in compliance with our stock ownership guidelines;
•
The Company’s Nasdaq-compliant clawback policy requires the Compensation Committee to recoup or rescind variable compensation to executives, including NEOs, under certain situations, involving the restatement of financial results;

•	Our Compensation Committee has retained an independent compensation consultant to advise it with respect to executive and non-employee director compensation matters;
•	We do not have employment agreements with our executives;
•	We do not permit “underwater” stock options or stock appreciation rights to be repriced without shareholder approval;
•
The Company’s anti-hedging policy prohibits our directors and the Company’s executives, including NEOs, from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Common Stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds; and

•	The Company’s anti-pledging policy prohibits our directors and the Company’s executives, including NEOs, from pledging with respect to the Company’s Common Stock.
Shareholder Support
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on the compensation paid to our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative and other disclosures in this proxy statement.”
As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and Board value the opinions of our shareholders and expect to consider the outcome of the vote when making future compensation decisions regarding the Company’s NEOs. The next Say-on-Pay vote is expected to be held at our 2027 Annual Meeting of Shareholders.

2026 Proxy Statement	I	21

TriMas Corporation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by:
•	Each person known by us to beneficially own more than 5% of the Common Stock;
•	Each of the Company’s directors and director nominees;
•	Each of the NEOs; and
•	All of the Company’s directors and executive officers as a group.
The percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares (1) voting power, which includes the power to vote or to direct the voting of the security, (2) investment power, which includes the power to dispose of or to direct the disposition of the security, or (3) rights to acquire Common Stock that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of the Record Date. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. As of the Record Date, the Company had 36,685,359 shares outstanding.

	Shares Beneficially Owned
Name and Beneficial Owner	Number	Percentage
Trend International Holding AG(1) Wiesenstrasse 9, Zurich, V8, 8008	4,170,667	11.4%
Bank of America Corp.(2) 100 N. Tryon St., Charlotte, NC 28255	4,161,891	11.3%
BlackRock, Inc.(3) 50 Hudson Yards, New York, NY 10001	2,537,285	6.9%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Rd., Bldg. One, Austin, TX 78746	2,513,479	6.9%
Allspring Global Investments Holdings, LLC(5) 1415 Vantage Park Dr., 3rd Floor, Charlotte, NC 28203	2,488,390	6.8%
Grupo Da-Zen, S.L.U.(6) Travesía de la Industria 20, Avilés, 33401 Asturias, Spain	2,061,420	5.6%
Thomas A. Amato(9)	332,567	— %
Holly M. Boehne(7)	32,346	— %
Jeffrey A. Fielkow(7)	17,653	— %
Teresa M. Finley(7)	75,152	— %
Scott A. Mell(9)	44,642	— %
Herbert K. Parker(7)	72,762	— %
Jodi F. Robin(7)	20,100	— %
Shawn S. Sedaghat(8)	6,058,565	16.5%
Adrianne W. Shapira(7)	5,200	— %
Thomas J. Snyder(7)	—	— %
Nick L. Stanage(7)	53,853	— %

22	I	2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

	Shares Beneficially Owned
Name and Beneficial Owner	Number	Percentage
Jill S. Stress(7)	27,769	— %
Paul A. Swart(7)	980	— %
Daniel P. Tredwell(7)	63,396	— %
All current executive officers and directors as a group (12 persons)(7)	6,427,776	17.5%
(1)
Information contained in the columns above and this footnote is based on a report on Schedule 13D/A filed with the SEC on May 22, 2025, by Trend International Holding AG (“Trend International”) and Shawn Sedaghat, the Chairman of the Board of Trend International. As of May 20, 2025, Trend International had sole voting and dispositive power with respect to zero shares of Common Stock and shared voting and dispositive power with respect to 4,170,667 shares of Common Stock.

(2)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 11, 2026, by Bank of America Corp. (“Bank of America”). As of December 31, 2025, Bank of America beneficially owned 4,161,891 shares of Common Stock, including sole voting and dispositive power with respect to zero shares of Common Stock, shared voting power with respect to 3,991,863 shares of Common Stock, and shared dispositive power with respect to 3,992,837 shares of Common Stock.

(3)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on July 16, 2025, by BlackRock, Inc. (“BlackRock”). As of June 30, 2025, BlackRock had sole voting power with respect to 2,459,100 shares of Common Stock and sole dispositive power with respect to 2,537,285 shares of Common Stock

(4)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP (“Dimensional Fund”). As of December 29, 2023, Dimensional Fund had sole voting power with respect to 2,469,885 shares of Common Stock and sole dispositive power with respect to 2,513,479 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940.

(5)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on October 10, 2025, by Allspring Global Investments Holdings, LLC (“Allspring”). As of September 30, 2025, Allspring beneficially owned 2,488,390 shares of Common Stock, including sole voting power with respect to 2,407,857 shares of Common Stock, sole dispositive power with respect to 2,488,390 shares of Common Stock, and shared voting and dispositive power with respect to zero shares of Common Stock.

(6)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on May 28, 2024, by Grupo Da-Zen, S.L.U. (“Grupo Da-Zen”). As of May 3, 2024, Grupo Da-Zen had sole voting and dispositive power with respect to zero shares of Common Stock and shared voting and dispositive power with respect to 2,061,420 shares of Common Stock.

(7)	Each director, except for Mr. Sedaghat, and NEO owns less than one percent of the outstanding shares of the Common Stock and securities authorized for issuance under equity compensation plans.
(8)
Includes the 4,170,667 shares of Common Stock identified in footnote (1) above. Mr. Sedaghat may be deemed to beneficially own the 4,170,667 shares of Common Stock held by Trend by virtue of the fact that Mr. Sedaghat is the Chairman of the Board of, and controls, Trend. Also includes 1,883,758 shares of Common Stock held by Swan Family Office, LLC (“Swan Family Office”). Mr. Sedaghat may be deemed to beneficially own the 1,883,758 shares of Common Stock held by Swan Family Office by virtue of the fact that Mr. Sedaghat is the Managing Member of Swan Family Office. As of May 20, 2025, Mr. Sedaghat had sole voting and dispositive power with respect to 4,140 shares of Common Stock, and shared voting and dispositive power with respect to 6,054,425 shares of Common Stock.

(9)
Mr. Amato ceased employment with the Company on June 30, 2025. Based on available information, as of June 30, 2025, Mr. Amato beneficially owned approximately 332,567 shares of Common Stock. Mr. Mell ceased employment with the Company on March 20, 2025. Based on available information, as of March 20, 2025, Mr. Mell beneficially owned approximately 44,642 shares of Common Stock.

2026 Proxy Statement	I	23

TriMas Corporation
Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3)) (c)
Equity compensation plans approved by security holders	1,238,735	$—	1,400,770
Equity compensation plans not approved by security holders(4)	1,052,439	$41.11	—
(1)	The number of shares reported may overstate dilution due to the inclusion of performance-based awards.
(2)	Restricted stock units and performance-based awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)	As of December 31, 2025, includes shares available for future issuance under the 2023 Equity and Incentive Compensation Plan, including for awards other than options and rights.
(4)
Represents shares underlying the Inducement RSUs (152,439 shares) and Inducement Stock Options (900,000 shares) granted to Mr. Snyder as inducement awards outside of our equity compensation plans pursuant to Nasdaq Listing Rule 5635(c). Mr. Snyder’s Inducement RSUs and Inducement Stock Options were approved by the Board. See the narrative under “Summary of Key Compensation Decisions and Outcomes for 2025 – Long-Term Incentive Program” regarding the Inducement Awards for more information about their material terms.

24	I	2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
Executive Officers
Officers of the Company serve at the pleasure of the Board.

Name	Age	Title
Thomas J. Snyder	59	Director, President and CEO
Paul A. Swart	50	Chief Financial Officer
Jodi F. Robin	45	General Counsel and Secretary
Thomas J. Snyder. Business experience provided under “Director and Director Nominees.”
Paul A. Swart. Mr. Swart was appointed the Company’s Chief Financial Officer (“CFO”) in December 2025. Mr. Swart has more than 25 years of strategic leadership and accounting and financial oversight experience. From 2023 to 2025, Mr. Swart served in the roles of Senior Vice President of Finance and Chief Accounting Officer at RealTruck, a privately held manufacturer and online retailer of aftermarket truck parts and accessories. From 2003 to 2023, Mr. Swart spent 20 years at TriMas in roles of increasing responsibility, including Vice President of Business Planning, Controller, and Chief Accounting Officer. Earlier in his career, Mr. Swart was Manager of Assurance and Advisory Business Services at Ernst & Young LLP.
Jodi F. Robin. Ms. Robin was appointed the Company’s General Counsel and Secretary in April 2021. Ms. Robin joined the Company in 2010 as Associate General Counsel and was promoted to Deputy General Counsel in 2014. Prior to joining the Company, Ms. Robin was an attorney with Reed Smith LLP in Chicago, Illinois.

2026 Proxy Statement	I	25

TriMas Corporation
EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes and analyzes the executive compensation program in place at the Company for our NEOs for 2025, which NEOs are:
(1)	Thomas J. Snyder - President and CEO;
(2)	Paul A. Swart - CFO;
(3)	Jodi F. Robin - General Counsel and Secretary;
(4)	Jill S. Stress - Former Chief Human Resources Officer (served until March 27, 2026);
(5)	Thomas A. Amato - Former President and CEO (served until June 23, 2025);
(6)	Scott A. Mell - Former CFO (served until March 20, 2025); and
(7)	Teresa M. Finley - Former Interim CFO (served until December 15, 2025).
Recent Executive Transitions
In January 2025, we and Mr. Amato agreed to Mr. Amato’s transition from his current role. Mr. Amato remained with the Company through June 30, 2025, but remained President and CEO only through June 22, 2025. On June 23, 2025, Mr. Amato transitioned to non-executive employment with the Company as a special advisor to assist his successor with transition matters until June 30, 2025 (“Special Advisor Service”). On June 30, 2025, Mr. Amato’s employment with the Company was terminated without cause in a manner triggering CEO-level compensation and benefits under Section 1 of the Company’s Executive Severance/Change in Control Policy, dated August 11, 2021 (the “Executive Severance Policy”). We refer to Mr. Amato’s transition from the Company as the “CEO Transition,” and on January 4, 2025, we entered into a Transition and Separation Agreement with Mr. Amato to memorialize the terms of the CEO Transition. In addition, on March 14, 2025, Scott A. Mell tendered his resignation as the CFO and as an employee of the Company, effective March 20, 2025. On March 19, 2025, the Board appointed Teresa M. Finley, a member of the Board, as the Company’s Interim CFO, effective as of March 20, 2025. In connection with her appointment as Interim CFO, Ms. Finley continued to serve as a member of the Board, but stepped down as a member of the Board’s Audit Committee and Compensation Committee. On June 23, 2025, Mr. Snyder was appointed to the position of President and CEO of the Company, succeeding Mr. Amato. On December 15, 2025, Mr. Swart was appointed to the position of CFO of the Company, succeeding Ms. Finley. On March 9, 2026, Ms. Stress was terminated without cause from her employment with the Company, effective March 27, 2026.
Your understanding of our executive compensation program is important to the Company. The goal of this CD&A is to explain:
•	Our compensation philosophy and objectives for our NEOs in 2025;
•	The respective roles of our Compensation Committee (the “Committee”), the Committee’s external executive compensation consultant and management in the 2025 executive compensation process;
•	The key components of our 2025 executive compensation program and the successes and achievements our program is designed to reward;

26	I	2026 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
•	How the decisions we made in the 2025 executive compensation process align with our executive compensation philosophy and objectives; and
•	How our NEOs’ 2025 compensation aligned with both our financial and operational performance and our shareholders’ long-term investment interests.
2025 Executive Summary
Philosophy and Objectives of Executive Compensation Program
Our executive compensation philosophy is to structure programs that will pay for performance, align with shareholder interests and attract and retain key leaders. The Company attempts to achieve its philosophy and objectives by establishing performance criteria for its executive officers where a significant portion of the opportunity for compensation is tied to annual (short-term) and long-term Company strategy and corresponding results. Our objectives are to align our executives’ compensation interests with the investment interests of our shareholders and encourage our executives to make decisions that will increase shareholder value over the longer-term. Our programs are designed to attract, retain and motivate executives who make substantial contributions to Company performance.
2025 Business Overview
Throughout 2025, TriMas continued to design, develop and manufacture a broad portfolio of products serving the consumer products, aerospace & defense and industrial markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. Across these global businesses, the Company benefits from shared strengths, including innovative product technologies, customer-approved processes and qualified products, disciplined operational execution, strong cash flow generation, long-term growth potential and an ongoing commitment to sustainability. In November 2025, following the Board of Directors’ formal review of portfolio actions to maximize shareholder value, the Company announced the planned divestiture of TriMas Aerospace, an important strategic milestone in TriMas’ transition toward a more streamlined and focused enterprise.
2025 represented a significant inflection point for TriMas, marked by organizational transformation, renewed strategic clarity and a strengthened foundation for future performance. Under new leadership, including the Company’s new President and CEO and its new CFO, TriMas advanced a series of initiatives intended to enhance execution, reinforce operational discipline and elevate customer engagement. Throughout the year, TriMas laid the foundation for a refreshed operating model emphasizing greater accountability, faster decision-making and clearer organizational alignment.
Insights gathered from global customers in 2025 helped shape how teams will organize to better support customer needs, enhancing commercial responsiveness and strengthening long-term partnerships. To further strengthen operational performance, TriMas launched a comprehensive global Operational Excellence program grounded in Lean Six Sigma principles and focused on improving safety, quality, delivery and cost. Initial implementation began within the Packaging segment late in 2025, with broader deployment planned for 2026. These initiatives, including brand unification, expanded operational excellence programs, upgraded and integrated technology systems, and continued optimization of our manufacturing footprint, further support this transformation.
A major strategic milestone in 2025 was the decision to divest TriMas Aerospace, a transaction that subsequently closed on March 16, 2026. The transaction, with a purchase price of approximately $1.45 billion and an estimated $1.2 billion in net after-tax proceeds, represents a meaningful step toward creating a more focused and agile enterprise. The divestiture proceeds also provide substantial financial flexibility to pursue share repurchases, organic investments, targeted acquisitions, particularly in the packaging and life sciences markets, and continued balance sheet strengthening. In connection with the divestiture, TriMas Aerospace was reported as discontinued operations during 2025.

2026 Proxy Statement	I	27

TriMas Corporation
During a year marked by significant leadership changes, operational enhancements and strategic portfolio actions, TriMas delivered results in line with expectations. The Company’s performance amid transformational change reflects the resilience of its teams, the strength of its underlying businesses and the effectiveness of the actions taken to position TriMas for long-term value creation.
During 2025, the management team delivered solid operating and financial performance, highlighted by the following achievements:
•	Completed the divestiture of Arrow Engine, within Specialty Products, in January 2025, finalizing the Company’s exit from direct exposure to the oil and gas market;
•	Conducted a comprehensive strategic review that resulted in the divestiture of TriMas Aerospace for a cash purchase price of $1.45 billion, advancing portfolio transformation and shareholder value;
•
Generated net sales from continuing operations of $645.7 million, an increase of 2.4% versus 2024, driven by growth in the Packaging group and partially offset by the expected 7.0% decline in Specialty Products following the Arrow Engine sale;

•	Increased TriMas’ Packaging group net sales by 4.5% to $535.5 million, while maintaining solid operating performance;
•
Although TriMas Aerospace was reported as discontinued operations, the team delivered 34.7% sales growth and more than doubled operating profit compared to 2024, achieving record results that supported a strong valuation during the sale process;

•
Norris Cylinder, the remaining business within Specialty Products, delivered nearly 10% year-over-year sales growth and significant operating profit improvement due to prior cost-restructuring initiatives; however, total segment sales decreased 7% as the Arrow Engine divestiture more than offset this growth;

•	Reported full year 2025 net income of $120.1 million, or $2.95 per diluted share, compared to $24.3 million, or $0.60 per diluted share, in 2024;
•	Generated $117.5 million of cash flows from operating activities, up significantly from $63.8 million in 2024;
•	Repurchased 3,124,866 shares of TriMas common stock for $103.3 million, reducing shares outstanding to approximately 37.6 million at year-end;
•
Ended 2025 with $30.0 million of cash on hand, $205.2 million of cash and available borrowing capacity under its revolving credit facility, and a 2.7x net leverage ratio as defined in its credit agreement, including $72.8 million of borrowing under its revolving credit facility used primarily to fund share repurchases;

•	Paid quarterly dividends of $0.04, totaling $6.6 million for the year; and
•
Advanced the Company’s sustainability commitments by enhancing governance oversight, expanding sustainability metrics and disclosures, investing in more sustainable products, materials and processes, and deepening employee, community and supply-chain engagement.

Taken together, these achievements underscore a year of meaningful progress for TriMas, one defined by purposeful transformation and disciplined execution. As the Company enters its next phase following the Aerospace divestiture, TriMas remains focused on driving sustainable growth, enhancing operational excellence and delivering long-term value for shareholders, employees, customers and the communities where we operate.

28	I	2026 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Best Practices
We engage in executive compensation practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. A summary of what we do and do not do in that regard follows.
Effective Corporate Governance Reinforces Our Compensation Program

	WHAT WE DO		WHAT WE DON’T DO
✔
Pay for Performance

We tie pay to performance. A significant portion of standard NEO pay is not guaranteed but is generally conditioned upon the achievement of predetermined financial goals related to corporate performance.
✘
No Employment Contracts

We do not have standard employment contracts with our NEOs (although we entered into a Transition and Separation Agreement with Mr. Amato regarding the CEO Transition, as described above).

✔	Mitigate Undue Risk Our compensation practices are designed to discourage excessive risk-taking as related to performance and payout under our compensation programs.	✘	No Excise Tax Gross-Ups Upon Change in Control We do not provide for excise tax gross-ups on change in control payments.
✔	Reasonable Executive Severance/Change in Control Benefits Our post-employment and change in control severance benefits are designed to be consistent with competitive market practice.	✘
No Repricing Underwater Stock Options or Stock Appreciation Rights Without Shareholder Approval

We do not permit underwater stock options or stock appreciation rights to be repriced without shareholder approval.

✔	Stock Ownership Guidelines Our guidelines for stock ownership align executives’ interests with those of our shareholders. We view all NEOs as on a path to timely compliance.	✘
No Hedging Transactions, Short Sales or Pledging

Our policies prohibit executives, including NEOs and directors from engaging in hedging, short sales or pledging with respect to the Company’s Common Stock.

✔
Regular Review of Share Utilization

We evaluate share utilization by reviewing the dilutive impact of equity compensation on our shareholders and the aggregate shares awarded annually as a percentage of total outstanding shares.
		✘	No dividend payments on unvested or unearned RSUs and PSUs Our grant agreements provide for dividend equivalent payments only upon distribution of vested and earned awards.
✔
Review Tally Sheets

The Committee reviews tally sheets for our NEOs to ensure they have a clear understanding of the impact of various decisions, including possible payments under various termination scenarios, prior to making annual executive compensation decisions.
✘
No dividend payments on unvested or unexercised stock options

Our grant agreements do not provide dividend equivalent rights with respect to the stock options or the common stock underlying such stock options.

✔
Double Trigger Change in Control Severance Benefits

Our severance arrangements provide for payment of cash severance and vesting of equity awards after a change in control only if an executive experiences a qualifying termination of employment within a limited period following the change-of-control.

✔	Independent Compensation Consulting Firm The Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.

2026 Proxy Statement	I	29

TriMas Corporation
Summary of Key Compensation Decisions and Outcomes for 2025
The key decisions the Committee made for 2025 are summarized below and discussed in greater detail in the remainder of this CD&A.
Base Salary Adjustments
The Committee approved a 5% base pay increase for Ms. Robin and a 4.2% base pay increase for Ms. Stress to align pay to market median, established initial base pay for Messrs. Snyder and Swart when they were hired in 2025 and established a monthly base rate for Ms. Finley when she was appointed to her interim role in March 2025.
Mr. Amato and Mr. Mell did not receive a base pay increase in 2025 due to their departures from the Company.
Short-Term Incentive Program
•
For fiscal year 2025, the short-term incentive program (“STI”) for Mses. Robin and Stress and Mr. Amato was subject to the following performance measures and weightings to evaluate and determine final payouts for the year: Company operating profit at 70%, and Company cash flow at 30%.

•	The target incentive award percentages for Mses. Robin and Stress and Mr. Amato remained unchanged from 2024.
•
Messrs. Snyder and Swart did not participate in our STI for 2025 due to joining the Company in June 2025 and December 2025, respectively. Instead, Messrs. Snyder and Swart received lump-sum cash bonuses of $400,000 and $112,000, respectively, for performance in 2025, which amounts were paid in early 2026, subject to certain voluntary termination or termination for cause repayment obligations.

•
As a result of Mr. Amato’s departure from the Company, his STI payout was pro-rated from the beginning of the year to June 30, 2025. As a result of Mr. Mell’s voluntary departure from the Company, he forfeited his 2025 STI eligibility on the date of his termination of employment. Due to Ms. Finley’s temporary appointment as Interim CFO, she was not eligible for the Company’s STI for 2025.

•	Based on Company 2025 performance, the 2025 STI payout was earned at 200% of target.
Long-Term Incentive Program
In 2025, the Committee granted performance stock units (“PSUs”) and service-based restricted stock units (“RSUs”) to the NEOs other than Mr. Snyder, Mr. Swart and Ms. Finley, who were not employees at the time of the annual long-term incentive (“LTI”) grant. The Committee approved a $400,000 annual LTI increase for Mr. Mell and a $50,000 annual LTI increase for Ms. Robin. Ms. Stress’ annual LTI award remained unchanged from 2024. Mr. Amato’s 2025 LTI award was determined under his Transition and Separation Agreement.
For Mr. Amato, PSUs accounted for 60% and RSUs accounted for 40% of his total LTI target award value. For Mses. Robin and Stress and Mr. Mell, their LTI target award value was allocated equally between these two vehicles. All awards earned will be settled in shares. Specifically:
•
In March 2025, the Committee approved RSU and PSU awards to Mses. Robin and Stress and Messrs. Amato and Mell. The RSUs generally vest in three equal installments on the first three anniversaries of the grant date of the award. The PSUs are subject to a performance period of 36 months and cliff vesting at the end of the performance period. These PSU awards are subject to Cash Return on Net Assets (“Cash RONA”) and Earnings Per Share Cumulative Average Growth Rate (“EPS CAGR”) performance measures, with a Relative Total Shareholder Return (“RTSR”) modifier, as further described below (Ms. Stress is expected to continue to vest in a pro-rata portion of these awards after her departure pursuant to their original terms);

30	I	2026 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
•	Due to Mr. Mell’s resignation in March 2025, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment;
•
For previously granted PSUs, the March 11, 2023 PSU award performance period was completed at the end of 2025. Based on performance results for the applicable EPS CAGR and Cash RONA metrics, threshold performance levels were not met and the PSUs were forfeited.

In February 2025, the Committee approved a special grant of $250,000 in time-based restricted stock units to Mses. Robin and Stress to encourage the retention and continued focus of certain key officers during the CEO Transition. The awards generally vest in two equal installments on the first two anniversaries of the grant date of the award (Ms. Stress is expected to continue to vest in such award after her departure pursuant to its original terms).
In March 2025, the Board approved a grant of $500,000 in time-based restricted stock units to Ms. Finley in connection with her appointment to Interim CFO. The award vested one year from the date of grant.
In June 2025, the Board approved a one-time inducement grant under Nasdaq rules of $4.25 million in time-based restricted stock units (“Inducement RSUs”) and $6.0 million in time-based, premium-priced stock options (“Inducement Stock Options” and, together with the Inducement RSUs, the “Inducement Awards”) to Mr. Snyder in connection with his appointment as President and CEO. The Inducement RSUs generally vest in three equal installments on the first three anniversaries of the grant date of the award. The Inducement Stock Options consist of five tranches, with premium exercise prices of $30, $35, $40, $45, and $50 per share for each tranche, respectively and each tranche generally vests ratably over a five-year period from the date of grant.
In December 2025, the Board approved a grant of $250,000 in time-based restricted stock units to Mr. Swart in connection with his appointment as CFO and such grant was made in January 2026. The award generally vests in two equal installments on the first two anniversaries of the grant date of the award.
2025 CEO Transition Compensation for Mr. Amato
In connection with the CEO Transition, and under the terms of the Transition and Separation Agreement, Mr. Amato received certain 2025 compensation and benefits. For more information about such compensation and benefits, see the narrative following the “Potential Payments Upon Termination or Change in Control as of December 31, 2025” section below.
Results and Consideration of 2025 Shareholder Say-on-Pay Vote
At the Annual Meeting of Shareholders held on May 14, 2025, we received approximately 89% approval of our Say-on-Pay resolution.
In light of this vote outcome, which was considered by the Committee in its first meeting following the 2025 Annual Meeting of Shareholders, as well as the Committee’s ongoing program evaluation, the Committee views its 2025 decisions regarding various aspects of the compensation program as consistent with the overall philosophy and structure of the program that has been supported by our shareholders. As a result, the Committee did not make any changes to the executive compensation program for 2025 that were based specifically on the results of our 2025 Say-on-Pay vote.
A majority of the shareholders who voted on the frequency for future Say-on-Pay votes at the 2023 Annual Meeting of Shareholders approved annual advisory Say-on-Pay votes. In alignment with the shareholder recommendation, an advisory vote on the Company’s NEO compensation is currently expected to be submitted to shareholders for vote at each annual meeting. The next advisory Say-on-Pay vote is expected to be held in 2027.

2026 Proxy Statement	I	31

TriMas Corporation
2025 Executive Compensation Program Description
Overview of Key 2025 Program Elements
Each year, our Committee works closely with the Company’s leadership to refine our executive compensation program, to clearly articulate its objectives to our executives and to emphasize our focus on performance-based compensation so that executives are rewarded for results that create long-term shareholder value.
In a typical year, a meaningful percentage of each NEO’s target total direct compensation is variable, consisting of STI awards and LTI awards. The actual amounts realized from the incentive awards depend on performance results, consistent with our belief that a substantial percentage of each NEO’s compensation should be tied to Company performance. The charts below reflect information for all reported NEOs, excluding Messrs. Amato and Mell due to their separations from the Company and Ms. Finley due to her limited executive service as Interim CFO. The mix of target compensation for 2025 for Mr. Snyder and the average for the other NEOs are as follows:

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
The main elements of our compensation structure and how each supports our compensation philosophy and objectives are summarized in the following chart:

Principal 2025 Compensation Elements
	Element	Description	Performance Consideration	Primary Objectives
Fixed	Base Salary	Fixed compensation component payable in cash, reviewed annually and subject to adjustment	Based on level of responsibility, experience, knowledge and individual performance	Attract and retain

Variable	Short-Term Incentive Program	Short-term incentive payable based on performance against annually established goals	Measured by Company performance, oriented toward short-term financial goals	Promote achievement of short-term financial goals aligned with shareholder interests

Variable	Long-Term Incentive Program	Equity based awards consisting of RSUs, or a mix of RSUs and PSUs (or stock options and RSUs)	Creation of shareholder value and realization of medium and long-term financial and strategic goals	Create alignment with shareholder interests and promote achievement of longer-term financial and strategic objectives

Fixed	Retirement and Welfare Benefits	Retirement plans, health care and insurance benefits	Indirect - executive must remain employed to be eligible for retirement and welfare benefits	Attract and retain

Fixed	February Retention Cash Payments	One-time lump-sum cash payments made to Mses. Robin and Stress during CEO Transition	Indirect - based on level of responsibility and experience in support of CEO Transition	Encourage retention and continued focus of certain key officers during CEO Transition

Variable	February Retention RSU Grants	One-time RSUs awards granted to Mses. Robin and Stress during CEO Transition	Indirect - based on level of responsibility and experience in support of CEO Transition	Encourage retention and continued focus of certain key officers during CEO Transition

Fixed	Cash Bonuses	One-time lump-sum cash bonuses paid to Messrs. Snyder and Swart in connection with their appointments as President and CEO and CFO, respectively	Indirect - based on level of experience	Attract and retain

Fixed	Discretionary Cash Payment	Discretionary cash payment made to Ms. Finley for serving as Interim CFO	Direct - based on individual performance as Interim CFO	Attract and retain, and promote achievement of short-term Company goals

2026 Proxy Statement	I	33

TriMas Corporation

Principal 2025 Compensation Elements
	Element	Description	Performance Consideration	Primary Objectives
Fixed	Perquisites - relocation, commuting and legal fee reimbursement	Reimbursement of certain costs related to Mr. Snyder’s relocation to the Company’s Michigan headquarters and legal expenses related to his onboarding process	N/A	Attract and retain
Role of the Compensation Committee
The Board-designed governance process expressly delegates to the Committee the responsibility to determine and recommend to the Board Mr. Snyder’s compensation, as well as exclusively make all decisions regarding compensation for other executive officers, which generally encompasses all of our NEOs on an annual basis.
The Committee is composed entirely of independent directors, none of whom derives a personal benefit from the compensation decisions the Committee makes. Although the Committee does have responsibility for Board compensation matters, all such decisions are subject to full Board approval. The Board and Committee recognize the importance of executive compensation decisions to the management and shareholders of the Company.
The role of the Committee is to oversee compensation and benefit plans and policies, review and approve equity grants and administer share-based plans, and review and approve annually all compensation decisions relating to the Company’s directors (which decisions are subject to Board approval) and executive officers, including Mr. Snyder. See “Summary of Key Compensation Decisions and Outcomes for 2025” for a summary of Committee decisions and outcomes during 2025.
Input from Management
Certain senior executives provide information used by the Committee in the compensation decision-making process. Specifically, Mr. Snyder provides input to the Committee regarding corporate and division performance goals and results. He also reviews with the Committee the performance of the executive officers who report directly to him and makes recommendations to the Committee regarding their compensation. Before Mr. Snyder, Mr. Amato provided this information to the Committee.
When the Committee makes NEO pay decisions, the Committee carefully considers management’s input, but is not bound by their recommendations in making its final pay program decisions.
Independent Compensation Committee Consultant
Meridian, as the Committee’s external executive compensation consulting firm, is retained by and reports directly to the Committee.
The use of an outside consultant is an important component of our compensation setting process, as it enables the Committee to make informed decisions based on market data and best practices. Representatives from Meridian attend Committee meetings, meet with Committee members in executive session and consult with the Committee to provide input with regard to executive compensation based on the Committee’s assessment of performance.
Meridian has no affiliations with any of the NEOs or members of the Board other than in its role as an outside consultant. The Committee has been advised that Meridian has in place policies and procedures designed to prevent conflicts of interest and after applying such policies and procedures, determined that no conflict of interest existed in

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
performing consulting services for the Company. Meridian does not provide any other services to the Company. All work performed by Meridian, whether with the Committee directly or with management at the direction of the Committee, requires pre-approval by the chair of the Committee. The Committee has assessed the independence of Meridian, as required under Nasdaq listing rules.
In 2025, Meridian assisted the Committee in evaluating and approving its peer group used to assess executive and director compensation, provided insight into market practices with respect to short- and long-term incentive plan designs (including vehicles, metrics and annual equity usage), and advised on the changing landscape of regulatory and disclosure requirements. Additionally, Meridian worked with the Committee to determine market competitive CEO and other NEO compensation opportunities based on information gleaned from SEC filings of similarly-sized peer companies and survey data.
Factors Considered when Determining Compensation Levels
The Committee annually reviews a comparative peer group to help ensure it remains reasonable for use for assessing competitive compensation practices. The Committee takes into account changes in the size, scope, financial performance, ownership structure and business focus of the Company and the peer companies. The peer group is comprised of companies in comparable ranges of revenue, market capitalization and a ratio of revenue to market capitalization, as well as similar reasonable alignment with TriMas’ profile. The yearly review and selection of peer companies is intended to help ensure that the data used for evaluating executive compensation remains robust and flexible, so as to provide relevant, meaningful data as the Company and its market counterparts continue to grow and change.
In its annual review of the appropriateness of our peer group, the Committee determined changes were necessary for the 2025 peer group. Due to mergers and acquisitions activity, and a review of comparable industry profiles, the Committee removed Kaman Corporation and Chart Industries, Inc.; and Columbus McKinnon Corporation, Mercury Systems, Inc. and Shyft Group, Inc. were added due to their business characteristics and peer group similarities. The peer group’s 12 month revenue (June 2023 to June 2024) generally ranged from 65% to 390% of the Company’s 12 month revenue (June 2023 to June 2024). The Company believes these changes more closely align the composition of the peer group to provide an appropriate point of comparison for pay decisions, as this group includes a more similar set of companies with which TriMas competes for customers, market share and talent.
The following table identifies the 16 companies in our peer group for 2025:
2025 Peer Group

Albany International Corp.	ESCO Technologies Inc.
AptarGroup, Inc.	Helios Technologies, Inc.
Astronics Corporation	Mercury Systems, Inc.
Barnes Group Inc.	Myers Industries, Inc.
Columbus McKinnon Corporation	Shyft Group, Inc.
Ducommun Incorporated	Standex International Corporation
Enerpac Tool Group Corp.	Triumph Group, Inc.
Enpro Inc.	Woodward, Inc.

Analysis of Key 2025 Compensation Components and Decisions
The Committee made compensation decisions for 2025 using peer group data from peer company proxy statements and survey data. The Committee referenced the Willis Towers Watson 2024 General Industry Executive Compensation Survey data, a large compensation survey of hundreds of companies (both public and private) in various industries. We did not select the constituent companies comprising this survey group, and the component companies’ identities were not a material factor in the applicable compensation analysis. With Meridian’s assistance, in March 2025, the Committee reviewed Mses. Robin and Stress’ and Mr. Mell’s base salaries, STI opportunities and LTI opportunities against the comparative pay data. For this analysis, we generally consider compensation to be

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TriMas Corporation
competitive with the market if it falls within plus or minus 10% of the market median for target cash compensation (salary + target STI) and plus or minus 15% of the market median for target total direct compensation (salary + target STI + target LTI values).
Mr. Snyder’s compensation package was prepared by the Compensation Committee, in consultation with Meridian and based on benchmark data, and included a one-time inducement grant in accordance with Nasdaq rules. This grant consisted of $4.25 million in time-based restricted stock units and $6.0 million in time-based, premium-priced stock options, totaling $10.25 million in LTI. The Committee intended this one-time award to cover more than one year of future LTI grants. When compared to peer group data and considering this multi-year approach, Mr. Snyder’s LTI award falls between the 25th percentile and the market median.
The Committee’s intention of granting Mr. Snyder premium-priced stock options was to encourage a focus on strategies that drive long-term growth over short-term gains, aligning his compensation with the Company’s ongoing goal of maximizing performance and delivering shareholder value.
Mr. Swart’s compensation package was prepared by Mr. Snyder and reviewed with the Compensation Committee in connection with benchmark data provided by Meridian. Mr. Snyder generally considered comparative compensation data from the peer group and survey companies referenced above when preparing Mr. Swart’s compensation package, giving weight in particular to his subjective assessment of arm’s length negotiations with Mr. Swart and compensation necessary to attract Mr. Swart as a high-quality candidate to fill the CFO position.
The Committee sets compensation levels based on general business conditions, tenure in the NEO’s role, the importance of placing higher value on performance-based compensation and taking into account the comparative pay data described above. For 2025, the Committee increased certain executive officer’s total direct compensation in light of these factors as described in detail below.
Description of the material elements of our 2025 executive compensation program are provided in the following paragraphs.
2025 Base Salary
Base salaries for our NEOs are generally established based on the scope of their responsibilities, prior relevant experience and skills, and competitive market pay levels. The Committee believes that executive base salaries should generally be competitive with the size-adjusted median salaries for executives in comparable positions at the peer companies. We believe that providing competitive salaries is key to our ability to successfully attract and retain talented executives.
Each year, the Committee considers whether to grant merit increases and/or market-based adjustments to the Company’s NEOs. In doing so, it considers several factors such as individual responsibilities, Company and individual performance, experience and alignment with market levels.

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Based on the foregoing considerations, the Committee approved the following salary adjustments in 2025 for Mses. Robin and Stress to align pay to market median, and approved initial base salaries for Messrs. Snyder and Swart and Ms. Finley, as further described below:

NEO	Base Salary Rate as of January 1, 2025	Base Salary Rate as of April 1, 2025	% Increase
Mr. Snyder(1)	$—	$800,000	—%
Mr. Swart(2)	$—	$450,000	—%
Ms. Robin	$400,000	$420,000	5.0%
Ms. Stress	$355,000	$370,000	4.2%
Mr. Amato(3)	$787,500	$787,500	—%
Mr. Mell(4)	$487,330	$—	—%
Ms. Finley(5)	$—	$600,000	—%
(1)	Mr. Snyder was hired in June 2025, and this salary rate was effective as of his commencement of employment.
(2)	Mr. Swart was hired in December 2025, and this salary rate was effective as of his commencement of employment.
(3)	Mr. Amato departed from the Company on June 30, 2025. His base salary rate was not increased during 2025.
(4)	Mr. Mell departed from the Company on March 20, 2025. His base salary rate was not increased during 2025.
(5)	In connection with Ms. Finley’s service as Interim CFO, she received a base salary rate of $50,000 per month.
2025 Short-Term Incentive Compensation Program
The goal of the STI is to support our overall business objectives by aligning Company performance with the goals of shareholders and focusing attention on the key measures of success. The STI also plays a key role in ensuring that our annual cash compensation opportunities remain competitive.
Target Awards. Each of our participating NEOs had a target STI opportunity for the year that was expressed as a percentage of base salary. Target incentive award percentages for Mses. Robin and Stress and Messrs. Amato and Mell remained unchanged from 2024. Target awards for 2025 are shown in the following chart:

NEO	Target STI Amount	Target Award as Percent of Salary
Mr. Snyder(1)	$—	—%
Mr. Swart(2)	$—	—%
Ms. Robin	$252,000	60.0%
Ms. Stress	$203,500	55.0%
Mr. Amato	$787,500	100.0%
Mr. Mell(3)	$341,131	70.0%
Ms. Finley(4)	$—	—%
(1)	Mr. Snyder did not have a 2025 STI target opportunity due to his appointment as an officer of the Company in June 2025.
(2)	Mr. Swart did not have a 2025 STI target opportunity due to his appointment as an officer of the Company in December 2025.
(3)	Mr. Mell departed from the Company on March 20, 2025. He received no compensation under the Company’s 2025 STI.
(4)	Ms. Finley did not have a 2025 STI target opportunity due to her appointment as Interim CFO.
Depending on the performance results achieved, actual awards generally can vary as a percent of target from 0% to a maximum of 200%.
Performance Measures
Each year, the Committee approves the specific performance metrics for that year’s STI program and the relative weightings based on the importance of each measure to the Company’s fiscal year financial results. If the designated target level for a performance metric is attained, the STI award will pay out at 100% for that metric. The threshold is the lowest level of performance below which no payment is made for that specific component. If performance for a metric is between the identified threshold and the maximum, the actual payout is determined based on the achievement of milestones within a matrix, with the distance between the milestones pre-determined depending on the respective metric.

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TriMas Corporation
2025 STI Performance Measures. The following underlying performance metrics were selected for the participating NEOs’ 2025 STI awards as indicated below:
•
Operating Profit - 70%. This measure rewards performance based on adjusted operating profit. Adjusted operating profit means earnings before interest, taxes and other income/expense, and excludes certain non-recurring items (cash and non-cash) which may include, but are not limited to, income/expenses related to business restructuring, merger and acquisition diligence and transaction costs, cost savings projects, the impact of purchase accounting, debt refinancing, changes in accounting principles and asset impairments (collectively “Special Items”). This measure of profitability was selected because it is viewed as a leading indicator of our ability to effectively manage our costs throughout the business cycle; and

•
Cash Flow - 30%. Cash flow is the sum of adjusted operating profit (defined above), adjusted (1) up or down for other income/expense, (2) up or down for changes in working capital, (3) upward for depreciation, amortization and stock compensation, (4) downward for capital expenditures, cash interest and cash taxes and (5) up or down for the cash impact of any Special Items. Managing our cash generation capabilities and use of cash is critical to funding our capital allocation priorities and an important measure of our ongoing liquidity and stability.

For 2025, the specific underlying performance goals and actual achievements were as follows: (dollars in millions):

Metric		Threshold(1)	Target(1)	Maximum(1)	Actual 2025 Results(2)	Weighting	Payout %
Operating Profit	Performance Goal	$74.7	$90.6	$104.2	$106.7	70%	140%
	Payout as % of Target	25%	100%	200%	200%
Cash Flow	Performance Goal	$42.0	$50.9	$58.5	$86.8	30%	60%
	Payout as % of Target	25%	100%	200%	200%
						Total	200%

(1)
Threshold, target and maximum STI amounts were determined on a pre-STI expense and accrual basis, to help ensure the plan is self-funding. The financial goals are based on budgeted amounts. The targets were lower year-over-year given the expected lower demand environment within Specialty Products.

(2)
Actual 2025 results were determined on a pre-STI expense and accrual basis, to help ensure the plan is self-funding, as well as on a constant currency basis, using currency rates defined at the time the measures were approved. Preparing on a constant currency basis is intended to evaluate the operating performance of each performance measure relative to targeted levels and remove the positive or negative impact of changes in foreign currencies relative to the U.S. dollar during the year.

Award Determination and Payouts. In February 2026, the Committee determined and certified the degree to which the underlying STI goals for the prior year were achieved, which actual results are highlighted in the table above. As a result, our NEOs earned the following STI payouts in cash for 2025 performance:

NEO	Target Award as Percent of Base Salary	Target STI Amounts	STI Payout as % of Total Target Award	STI Earned and Paid in Cash
Mr. Snyder(1)	—%	$—	—%	$—
Mr. Swart(2)	—%	$—	—%	$—
Ms. Robin	60.0%	$252,000	200.0%	$504,000
Ms. Stress	55.0%	$203,500	200.0%	$407,000
Mr. Amato(3)	100.0%	$787,500	200.0%	$781,027
Mr. Mell(4)	70.0%	$341,131	—%	$—
Ms. Finley(5)	—%	$—	—%	$—
(1)	Mr. Snyder did not have a 2025 STI target opportunity due to his appointment as an officer of the Company in June 2025.
(2)	Mr. Swart did not have a 2025 STI target opportunity due to his appointment as an officer of the Company in December 2025.
(3)	Mr. Amato left the Company effective June 30, 2025, which resulted in a prorated award from the original target.
(4)	Mr. Mell left the Company on March 20, 2025. He received no compensation under the Company’s 2025 STI.
(5)	Ms. Finley did not have a 2025 STI target opportunity due to her appointment as Interim CFO.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Retention Cash Payments
In February 2025, the Committee approved the grant of special executive retention awards to Mses. Robin and Stress to encourage the retention and continued focus of certain key officers during the CEO Transition. Each received a lump-sum cash retention payment on or about February 20, 2025 in the amount of $150,000. The payment was to be repaid to the Company if the NEO had resigned without good reason or was terminated for cause prior to the one-year anniversary of the payment’s effective date (February 12, 2025).
Interim CFO Discretionary Cash Payment
In connection with her appointment as Interim CFO, Ms. Finley received a discretionary cash payment of $125,000 earned based on the Board’s holistic assessment of her performance as Interim CFO through the end of her service.
Lump-Sum Cash Bonuses
In June 2025, the Board approved a lump-sum cash bonus of $400,000 to be paid to Mr. Snyder in early 2026 in connection with his appointment as President and CEO. In December 2025, the Board approved a lump-sum cash bonus of $112,000 to be paid to Mr. Swart in early 2026 in connection with his appointment as CFO. Both lump-sum cash bonuses were to cover any short-term incentive plan (at 100% of target) that Mr. Snyder and Mr. Swart forfeited by leaving their prior employers.
Long-Term Incentive Program
Our long-term equity program is designed to reward the achievement of long-term business objectives that benefit our shareholders through stock price increases, thereby aligning the interests of our executives with those of our shareholders.
2025 Long-Term Incentive Awards
Under the 2025 Long-Term Incentive Award Program (“2025 LTI”), equity awards were granted to our NEOs in order to promote the achievement of the Company’s strategic goals. The Committee granted PSUs and RSUs to Mses. Robin and Stress and Messrs. Amato and Mell, to be settled in shares, with PSUs accounting for 60% and RSUs accounting for 40% of the overall 2025 LTI target award value for Mr. Amato and PSUs accounting for 50% and RSUs accounting for 50% of the overall 2025 LTI target award value for Mses. Robin and Stress and Mr. Mell. Additionally, the Committee granted special retention RSUs to Mses. Robin and Stress, inducement RSUs and inducement stock options to Mr. Snyder, and RSUs to Ms. Finley in connection with her appointment as Interim CFO.
Each year the Committee reviews the competitiveness of executive compensation as well as the form of various components of compensation.
In determining the total value of the 2025 LTI award opportunity for each NEO, the Committee reviewed survey data provided by Meridian regarding competitive award levels and considered each participant’s total compensation targets and level of responsibility within the organization. The Committee increased Ms. Robin’s annual LTI award by $50,000 to align closer to market median. Mr. Mell’s annual LTI award was increased by $400,000 in order to further motivate and retain him in his position. The Committee increased his total direct compensation because of retention concerns and based on a market analysis completed by Meridian in February 2025, but chose to provide the entire increase in the form of LTI rather than a special cash bonus or special retention grant to better align with our variable pay and pay for performance philosophy over the long-term. Despite the Committee’s action to address such retention concerns, Mr. Mell voluntarily departed from the Company in March 2025. The Committee determined no adjustments to the target levels were necessary for Ms. Stress. Mr. Amato’s 2025 LTI award was determined under his Transition and Separation Agreement.
The approved target 2025 LTI grants for our NEOs are as follows:

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TriMas Corporation

Name	Stock Options ($ Value)(1)	RSUs ($ Value)(2)	2025-2027 Cycle PSUs ($ Value)(2)(3)
Mr. Snyder	$6,707,644	$4,249,999	$—
Mr. Swart	$—	$—	$—
Ms. Robin	$—	$462,475	$212,496
Ms. Stress	$—	$417,459	$167,480
Mr. Amato	$—	$599,983	$899,998
Mr. Mell(4)	$—	$549,992	$549,992
Ms. Finley(5)	$—	$500,000	$—
(1)
The dollar value listed in this chart for the stock options is based on the Black-Scholes value of $10.12, $8.70, $7.52, $6.54 and $5.71 per share for each tranche. The grant date fair value may differ from the approved target value due to ASC 718 compensation expense considerations.

(2)	The dollar values listed in this chart for the RSUs and PSUs were converted into a whole number of units based on the Company’s closing stock price on the grant date.
(3)	Grant date fair value may differ from the approved target value for PSUs due to ASC 718 compensation expense considerations.
(4)	Due to Mr. Mell’s resignation in March 2025, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment.
(5)
Separately, on March 14, 2025, Ms. Finley also received a grant of service-based RSUs provided to her as part of her non-employee director compensation, which grant occurred prior to her service as Interim CFO. Such grant is separately reported in the Director Compensation portion of this proxy statement.

2025 Annual and Inducement RSU Grants
The 2025 RSUs generally vest in three equal installments on the first three anniversaries of the grant date of the award. Due to Mr. Amato’s retirement eligibility at the time of grant and the terms of these grants, RSU shares are withheld to satisfy applicable withholding taxes, as reflected in the compensation tables disclosure below. Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s Common Stock. However, the value of these dividend equivalents is not paid unless and until the RSUs actually vest and are settled. Ms. Stress is expected to vest in a pro-rata portion of this award after her departure pursuant to its terms.
2025 PSU Grants (2025 - 2027 Performance Period)
The 2025 PSU awards are designed to be earned based on the achievement of specific performance measures over a period of three calendar years. For the 2025-2027 cycle that began on January 1, 2025, and ends on December 31, 2027, 50% of the PSU award is earned based on Cash RONA performance during the 2027 fiscal year, and 50% is earned based on EPS CAGR performance, during the applicable performance period. The total Cash RONA PSUs and EPS CAGR PSUs earned shall be subject to modification based on RTSR performance. The Committee approved Cash RONA as a performance measure, which measure is the net adjusted operating profit after income taxes (“NOPAT”) plus acquisition-related amortization expense, divided by average net assets employed (net working capital plus property and equipment plus goodwill and other intangible assets). The Company uses its long-term expected effective tax rate of 23% in the calculation of NOPAT for all periods to eliminate potential volatility in year-to-year results from tax planning strategies which may impact the measurement of operating returns. The calculation of achieved Cash RONA is to exclude the impact of any acquisition that closes during the Performance Period. The Committee also approved EPS CAGR as a performance measure, which measure is the cumulative average growth rate of the diluted earnings per share from continuing operations as reported in the Company’s income statement within the applicable Form 10-Q and Form 10-K, plus or minus Special Items that may occur from time to time that the Committee believes should adjust the as-reported results for measurement of performance. The Committee approved RTSR as a performance modifier and the use of the S&P SmallCap 600 Industrials Index as the peer group for the performance measurement comparison.
The tables below detail the threshold, target and maximum performance target and opportunity for each metric. If, upon the conclusion of the performance period, Cash RONA or EPS CAGR falls between performance levels, straight-line mathematical interpolation is used to determine the initial percentage earned (but no portion of the award is earned for performance below the threshold level of Cash RONA).

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

2027 Fiscal Year Cash RONA	Cash RONA PSUs Earned (50% of target)
9.5%	40.0%
9.6%	60.0%
9.8%	80.0%
10.0%	100.0%
10.3%	133.3%
10.6%	166.7%
11.0%	200.0%

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TriMas Corporation

EPS CAGR %	EPS CAGR PSUs Earned (50% of target)
<4.5%	0.0%
4.5%	40.0%
5.0%	50.0%
5.5%	60.0%
6.0%	70.0%
6.5%	80.0%
7.0%	90.0%
7.5%	100.0%
8.5%	128.6%
9.5%	157.1%
10.5%	185.7%
11.0% or more	200.0%
The table below details how the achievement of each metric will be adjusted by the RTSR percentage modifier. If, upon the conclusion of the performance period, RTSR performance for the performance period falls between two levels, the RTSR percentage modifier shall be 100%.

Relative Total Shareholder Return	RTSR Percentage Modifier
Ranked below or at 25th percentile	75%
Ranked above 25th percentile but below 75th percentile	100%
Ranked at or above 75th percentile	125%
The total number of PSUs earned shall be a percentage of the PSUs (rounded down to the nearest whole number of PSUs) equal to the product of (A) 50% of the sum of the Initial EPS CAGR Percentage and the Initial Cash RONA Percentage, multiplied by (B) the RTSR Percentage Modifier.
Based on the degree to which the performance goals are met, any PSUs earned for the 2025-2027 performance period would be paid in 2028.
Dividend equivalents are credited with respect to PSUs at the same time as dividends are paid on the Company’s Common Stock. However, the value of these dividend equivalents is not paid unless and until performance goals are met with respect to the PSUs and such earned PSUs are settled. Ms. Stress is expected to continue to vest in a pro-rata portion of this award after her departure pursuant to its terms.
2025 Inducement Stock Option Grant
As an inducement to join the Company, Mr. Snyder was granted premium-priced stock options in connection with his appointment as President and CEO. The stock options consist of five tranches, with premium exercise prices of $30, $35, $40, $45, and $50 per share for each tranche, respectively and each tranche generally vests ratably over a five-year period from the date of grant (June 24, 2025). The Company estimated the grant-date fair value of the awards using the Black-Scholes option pricing model using the following weighted-average assumptions: risk-free interest rate of 4.0525%, expected volatility of 33.019%, and an expected term of six and a half years. The options generally have a ten-year term, subject to earlier termination.
2025 Retention Grants
In February 2025, the Committee approved a special grant of $250,000 in time-based RSUs to Mses. Robin and Stress to encourage the retention and continued focus of certain key officers during the CEO Transition. The awards generally vest in two equal installments on the first two anniversaries of the grant date of the award. Ms. Stress is expected to continue to vest in such award after her departure pursuant to its original terms.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
2025 Interim CFO Grant
In March 2025, the Board approved a grant of $500,000 in time-based restricted stock units to Ms. Finley in connection with her appointment to Interim CFO. The award vested one year from the date of grant.
2023 PSU Grant (2023 - 2025 Performance Period) - Results
The following information is provided to describe the performance goals for the 2023 PSU awards, granted March 11, 2023, the actual results relative to such performance goals and how the Company calculated the payout amount for each 2023 PSU award.
The 2023-2025 cycle PSU awards provided to the participating NEOs in 2023 consisted of performance-based opportunities, of which 50% of the PSU award is earned based on Cash RONA performance during the 2025 fiscal year, and 50% is earned based on EPS CAGR performance, in each case for a performance period beginning January 1, 2023 to December 31, 2025. The total Cash RONA PSUs and EPS CAGR PSUs earned shall be subject to modification based on RTSR performance. Overall achievement could vary from 0% to 250% of the target award (assuming maximum performance), with no portion of the award earned with respect to a metric if performance fell below the threshold level for that metric.
The Cash RONA and EPS CAGR performance levels, achieved results, and resulting percentage of target award achieved for the 2023 PSU awards are summarized in the following tables. If performance had been above the threshold level for either metric but between performance levels shown in the applicable table, the payout percentage would have been determined based on straight-line mathematical interpolation.

2025 Fiscal Year Cash RONA	Cash RONA PSUs Earned (50% of target)
10.5%	40.0%
11.0%	60.0%
11.5%	80.0%
12.0%	100.0%
12.5%	133.3%
13.0%	166.7%
13.5%	200.0%
EPS CAGR Performance Matrix

EPS CAGR %	EPS CAGR PSUs Earned (50% of target)
<4.5%	0.0%
4.5% (Threshold)	40.0%
5.0%	50.0%
5.5%	60.0%
6.0%	70.0%
6.5%	80.0%
7.0%	90.0%
7.5% (Target)	100.0%
8.5%	128.6%
9.5%	157.1%
10.5%	185.7%
11.0% or more (Maximum)	200.0%

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TriMas Corporation

Relative Total Shareholder Return	RTSR Percentage Modifier
Ranked below or at 25th percentile	75%
Ranked above 25th percentile but below 75th percentile	100%
Ranked at or above 75th percentile	125%
Actual Achievement and Payout

	Results Achieved	Attainment	Weighting	% of Target Achieved
Cash RONA	9.9%	0%	50%	0%
EPS CAGR	-3.59%	0%	50%	0%
Total Payout				0%
The 2023 PSUs for participating NEOs were not earned as EPS CAGR and Cash RONA did not meet threshold performance levels and were forfeited. Final RTSR performance was not determined due to EPS CAGR and Cash RONA not meeting threshold performance levels.
Benefits and Retirement Programs
Consistent with our overall philosophy, the NEOs are eligible to participate during their service to the Company in benefit plans that are available to substantially all the Company’s U.S. employees. These programs include participation in our medical, dental, vision, group life, accidental death and dismemberment insurance programs, and the Company’s retirement program (comprised of a 401(k) savings plan). The TriMas Corporation Salaried Retirement Program (the “Plan”) is designed to reward continued employment with the Company and assist participants with financial preparation for retirement. Under the Plan, the Company provides a matching contribution of 75% of the participant’s first 5% of eligible compensation contributed, up to a maximum of 3.75% of their eligible compensation. Company matching contributions are immediately vested.
Executive Retirement Program
The Company’s executive retirement program provides senior managers with retirement benefits in addition to those provided under the Company’s qualified retirement plans. The Company offers this additional program to enhance total executive pay so that it remains competitive in the market. The Company funds a Rabbi Trust for our obligations under this program. Trust assets are subject to the claims of the Company’s creditors in the event of bankruptcy.
The Compensation Limit Restoration Plan (“CLRP”) provides benefits to senior managers, including our NEOs, in the form of Company contributions which would have been payable under the Company match component of the Plan but for tax code limits on the amount of pay that can be considered in a qualified plan. There are no employee contributions permitted under this plan. Company contributions under the CLRP vary as a percent of eligible compensation based on the employee’s elective deferrals into the qualified plan.
Perquisites and Personal Benefits
In connection with his appointment to President and CEO, Mr. Snyder received a relocation reimbursement of $300,000, reimbursement of $12,336 in commuting expenses and reimbursement of $28,500 in legal expenses related to his onboarding process.
Change in Control and Severance-Based Compensation
Executive Severance/Change in Control Policy
Mses. Robin and Stress, are covered by the Company’s Executive Severance/Change in Control Policy (“Executive Severance Policy”). For more information about the operation of the Executive Severance Policy, please see the “Post-Employment Compensation” section below. Ms. Stress is expected to receive compensation and benefits

44	I	2026 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
under the Executive Severance Policy in connection with her departure pursuant to its terms. The following is a description of the Executive Severance Policy in effect at the end of 2025. In general, the Executive Severance Policy provides that the Company will make severance payments to a participating executive if his or her employment is terminated under certain qualifying circumstances, including termination without cause or for good reason both before or after a change in control of the Company. The Executive Severance Policy does not provide for any excise tax gross-ups; however, it provides for payments otherwise due upon a change in control to be reduced to ensure that none are subject to the golden parachute excise tax. The Executive Severance Policy provides important financial protection to the participants in exchange for non-compete and non-solicit covenants for the duration of an executive’s employment and a period following termination, and a requirement that an executive execute a release of claims in favor of the Company in order to receive any benefits under the Executive Severance Policy. The Committee believes that offering this program is consistent with market practices, helps ensure the Company can both attract and retain executive talent, and will assist with management stability and continuity in the face of a possible business combination.
The Committee periodically reviews the Executive Severance Policy to evaluate both its effectiveness and competitiveness and to determine the value of potential payments.
Executive Severance Agreements
Upon appointment as President and CEO and CFO, Messrs. Snyder and Swart, respectively, entered into severance agreements with the Company (“Executive Severance Agreements”). For more information about the operation of the Executive Severance Agreements, please see the “Post-Employment Compensation” section below. In general, the Executive Severance Agreements provide that the Company will make severance payments to Messrs. Snyder and Swart if their employment is terminated under certain qualifying circumstances, including termination without cause or for good reason both before and after a change in control of the Company. The Executive Severance Agreements do not provide for any excise tax gross-ups; however, they provide for payments otherwise due upon a change in control to be reduced to ensure that none are subject to the golden parachute excise tax. The Executive Severance Agreements provide important financial protection to Messrs. Snyder and Swart in exchange for non-compete and non-solicit covenants for the duration of their employment and a period following termination, and a requirement that an executed release of claims in favor of the Company be provided in order to receive any benefits under the Executive Severance Agreements. The Committee believes that offering these agreements is consistent with market practices, helps ensure the Company can both attract and retain executive talent, and will assist with management stability and continuity in the face of a possible business combination.

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TriMas Corporation
Risk Mitigation in our Compensation Practices
The Committee focuses on risk mitigation in the design and implementation of the Company’s compensation practices. The Committee seeks to properly balance maximizing shareholder value creation, maintaining a strong pay for performance relationship and providing for business risk mitigation. The Committee and management believe that the Company maintains appropriate compensation policies and practices and that they do not give rise to risks that are reasonably likely to have a material adverse effect on the Company or encourage excessive risk taking. The Committee notes the employee compensation program includes a number of risk mitigation strategies, as detailed in the following chart:

Compensation Practice	Risk Mitigation Factors

Short-Term Incentive Compensation
Multiple Performance Metrics. The short-term incentive plan uses multiple performance measures that encourage employees to focus on the overall strength of the business rather than a single financial measure.

Award Cap. STI awards payable to any individual are capped.
Clawback Provision. Our clawback policy allows us to recapture STI awards from certain executives, including NEOs, in certain situations, including restatement of financial results.

Management Processes. Board and management processes are in place to oversee risk associated with the STI plan, including, but not limited to, monthly business performance reviews by management and regular business performance reviews by the Board, Audit Committee, and our internal management disclosure committee.

Long-Term Incentive Compensation
Multiple Performance Metrics. The long-term incentive program uses multiple performance measures that encourage employees to focus on the overall strength of the business rather than a single financial measure.

Stock Ownership Guidelines. We have stock ownership requirements consistent with market norms for certain executives, including NEOs.
Award Cap. LTI awards payable to any individual are capped.

Retention of Shares. With respect to any certain executive, including NEOs, who has not met the ownership guidelines within the required period, the Committee may require the executive to retain all shares necessary to satisfy the guidelines, less an amount that may be relinquished for the exercise price and taxes.

Anti-Hedging/Pledging Restriction Policy. See discussion below regarding our anti-hedging and short sale/restricted pledging policies.

Clawback Provision. Our Nasdaq-compliant clawback policy requires the Committee to recoup certain performance-based incentive awards to certain executives, including the NEOs, under certain situations, including restatement of financial results where excess amounts were received, as further described below.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership Guidelines for Continuing Executives
To further align the interests of executives with those of shareholders, the Committee adopted stock ownership guidelines for certain executive officers. The guidelines are expressed as a multiple of base salary, as set forth below:

Mr. Snyder	5x
Mr. Swart and Ms. Robin	3x
As of March 31, 2025, Ms. Robin was then considered to be on a path to timely compliance. Stock ownership guidelines will be measured in March 2026 for Messrs. Snyder and Swart due to their hire dates after our 2025 measurement date. New executives designated as participants have five years from the time they are named to a qualifying position to meet the ownership guidelines. Adherence to these guidelines will be evaluated each year on the last trading day of the first quarter, using the executive’s base salary and the value of the executive’s holdings and stock price on such day. Once an executive attains the required ownership level, the executive will not be considered non-compliant solely due to subsequent stock price declines as long as the executive continues to hold at least the number of shares the executive held as of the measurement date until the guideline ownership is again achieved.
Generally, Common Stock owned or beneficially owned by the executive and service-vesting restricted stock and restricted stock units count toward satisfaction of the guidelines. Before satisfying the guidelines, an executive must hold at least 50% of shares acquired from equity compensation awards (generally, after recognition of shares or cash used for tax withholding or to pay the exercise price of an option).
The Committee has the discretion to consider non-compliance with the guidelines in determining whether or the extent to which future equity awards should be granted and may require all stock attained through Company grants be retained until the guidelines are satisfied.
Anti-Hedging, Short Sale and Pledging Policies
The Company’s anti-hedging policy prohibits our directors and executive officers, including NEOs, from engaging in any transaction that is designed to hedge or offset any decrease in the market value of the Common Stock, including transactions in puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds. This policy includes Common Stock held directly or indirectly by a director or executive officer, as well as any Common Stock granted to a director or executive officer by the Company as part of the compensation of a director or executive officer. The policy also prohibits our directors and executive officers from engaging in short sales related to the Common Stock. Under the policy, directors and executive officers are prohibited from pledging shares of Common Stock.
Recoupment Policy
The Company maintains and operates a compensation clawback policy (the “Clawback Policy”) to comply with SEC and Nasdaq requirements. In general, the Clawback Policy requires the Company to recover, in a reasonably prompt manner, covered compensation erroneously awarded to a covered officer in the event of an accounting restatement, without regard to any taxes paid. “Covered compensation” is generally the amount of incentive-based compensation received by a covered officer (including the NEOs), during an applicable three fiscal-year recovery period immediately preceding an accounting restatement trigger date, that exceeds the amount of incentive-based compensation that would have been received by such covered officer during such period had it been determined based on the relevant restated amounts. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested (on or after October 2, 2023) based wholly or in part on the attainment of one or more financial reporting measures, and “financial reporting measure” includes stock price and total shareholder return. A “covered officer” is any current or former “Section 16 officer” of the Company (within the meaning of Rule 16a-1(f) under the Exchange Act), as determined by the Board or the Compensation Committee. Under the Clawback Policy, the Company generally is not required to recover such excess compensation if the Compensation Committee has made a determination that recovery would be impracticable and (1) the Company has already attempted to recover

2026 Proxy Statement	I	47

TriMas Corporation
such amount but the direct expense paid to a third party to assist in enforcing the Clawback Policy would exceed the amount to be recovered, (2) recovery would violate applicable home country law that was adopted prior to November 28, 2022, or (3) recovery would likely cause an otherwise tax qualified retirement plan to fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations. Operation of the mandatory accounting restatement provisions of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company is prohibited from paying or reimbursing the cost of insurance for, or indemnifying, any Covered Officer against the loss of such recovered compensation.
Policies and Practices Regarding Equity Awards
Under the Company’s policies and practices, in general, the Company does not grant equity awards when in possession of material non-public information. While the Company does not have predetermined, fixed dates upon which grants must be made, in general, our LTI awards will be granted at approximately the same time each year (in March) following our release of full-year financial results. These grants are generally approved at regularly scheduled Committee meetings or via unanimous written consent executed by the Committee. Such Committee meetings are generally scheduled in advance. When equity grants are approved outside of our regular annual cycle (for example, in connection with a new hire, promotion or retention incentive), grants are generally made on or as soon as practicable following the date of hire. Stock options are granted only with an exercise price equal to or greater than the closing price of the Company’s Common Stock on the date of grant. As a general matter, the Committee does not take material non-public information into account when determining the timing and terms of stock option awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, no stock options were granted to any NEO within a period beginning four business days prior to and ending one business day following the filing of a Form 10-Q, 10-K, or 8-K that disclosed material nonpublic information.
2025 CEO Transition Compensation for Mr. Amato
In connection with the CEO Transition, and under the terms of the Transition and Separation Agreement, Mr. Amato received certain 2025 compensation and benefits in connection with the CEO Transition. For more information about such compensation and benefits, see the narrative following the “Potential Payments Upon Termination or Change in Control as of December 31, 2025” section below.

48	I	2026 Proxy Statement

TriMas Corporation
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of TriMas Corporation has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board that the Compensation Discussion and Analysis be included in the 2026 Proxy Statement and in the Annual Report on Form 10-K of TriMas Corporation filed for the fiscal year ended December 31, 2025.
The undersigned members of the Compensation Committee have submitted this report to the Board.
The Compensation Committee
Jeffrey A. Fielkow
Holly M. Boehne
Adrianne W. Shapira
Nick L. Stanage

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TriMas Corporation
2025 Summary Compensation Table
The following table summarizes the total compensation paid to or earned by the NEOs in 2025, 2024 and 2023, as applicable:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)(5)(6)	Option Awards($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Thomas J. Snyder, President and CEO(10)	2025	415,385	400,000	4,249,999	6,707,644	—	355,836	12,128,864

Paul A. Swart, CFO(11)	2025	17,308	112,000	—	—	—	—	129,308

Jodi F. Robin, General Counsel and Secretary	2025	414,923	150,000	697,056	—	504,000	15,560	1,781,539
	2024	388,750	—	383,002	—	—	20,829	792,581
	2023	342,863	—	338,561	—	—	37,857	719,281

Jill S. Stress, Former CHRO	2025	366,192	150,000	602,346	—	407,000	13,732	1,539,270
	2024	342,500	—	342,131	—	—	19,094	703,725
	2023	295,130	—	338,561	—	—	36,067	669,758

Thomas A. Amato, Former President and CEO	2025	387,692	—	1,593,521	—	781,027	1,620,583	4,382,823
	2024	778,125	—	3,179,435	—	—	29,180	3,986,740
	2023	741,250	—	3,251,875	—	—	27,797	4,020,922

Scott A. Mell, Former CFO	2025	110,586	—	1,157,147	—	—	10,699	1,278,432
	2024	476,635	—	714,940	—	—	24,124	1,215,699
	2023	440,273	—	598,421	—	—	39,459	1,078,153

Teresa M. Finley, Former Interim CFO(12)	2025	443,077	125,000	500,000	—	—	12,981	1,081,058
(1)
Mr. Snyder received a lump-sum cash bonus of $400,000 in connection with his appointment to President and CEO. Mr. Swart received a lump-sum cash bonus of $112,000 in connection with his appointment to CFO. Both lump-sum cash bonuses were to cover any short-term incentive plan (at 100% target) that Mr. Snyder and Mr. Swart forfeited by leaving their prior employers. Mses. Robin and Stress each received a lump-sum cash retention payment of $150,000 to encourage their retention and continued focus during the CEO Transition. Ms. Finley received a discretionary cash payment of $125,000 based on the Board’s holistic assessment of her performance as Interim CFO through the end of her service in that role.

(2)
All awards in this column relate to RSUs (and PSUs) granted for officer service under the 2017 Equity and Incentive Compensation Plan and 2023 Equity and Incentive Compensation Plan, with the exception of Mr. Snyder’s inducement RSU award, and are calculated in accordance with FASB ASC, Topic 718, “Stock Compensation.” This column includes the value of PSUs based on the targeted attainment levels, which represents the probable outcome of the performance condition on the date of grant.

(3)
On February 12, 2025, Mses. Robin and Stress each received a special grant of time-based RSUs to encourage their retention and continued focus during the CEO Transition. The awards generally vest in two equal installments on the first two anniversaries of the grant date of the award.

(4)
On March 14, 2025, each NEO other than Messrs. Snyder and Swart and Ms. Finley received time-based RSUs that generally vest ratably over a three-year period. In addition, each NEO other than Messrs. Snyder and Swart and Ms. Finley received a performance-based award which generally cliff-vests after three years and is subject to Cash RONA and EPS CAGR performance objectives, with a RTSR modifier, over the performance period. Maximum fair values for all performance-based equity awards granted in 2025 were $586,453 for Ms. Robin, $462,218 for Ms. Stress, $2,483,846 for Mr. Amato and $1,517,887 for Mr. Mell. Attainment of the performance-based awards can vary from zero percent if the lowest milestone is not attained to a maximum payout level of 200% and are further subject to the TSR modifier, which, at its maximum level, can increase the payout by a further 25% of payout, for a combined maximum payout level of 250% of the target award. Due to Mr. Mell’s resignation in March 2025, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment.

(5)
Separately, on March 14, 2025, Ms. Finley also received a grant of service-based RSUs provided to her as part of her non-employee director compensation, which grant occurred prior to her service as Interim CFO. The award vested one year from the date of grant. Such grant is separately reported in the Director Compensation portion of this proxy statement, and not included here. Additionally, on March 20, 2025, Ms. Finley received time-based RSUs in connection with her appointment to Interim CFO. The award vested one year from the date of grant.

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COMPENSATION COMMITTEE REPORT
(6)	On June 24, 2025, Mr. Snyder received time-based RSUs in connection with his appointment as President and CEO. The award generally vests ratably over a three-year period.
(7)
On June 24, 2025, Mr. Snyder received premium-priced stock options in connection with his appointment as President and CEO. The stock options consist of five tranches, with premium exercise prices of $30, $35, $40, $45, and $50 per share for each tranche, respectively and each tranche generally vests ratably over a five-year period from the date of grant. The grant date fair value of the options is based on the Black-Scholes model stock prices. Assumptions used in the calculation of this amount for 2025 are included in the “2025 Inducement Stock Option Grant” section of the Compensation Discussion and Analysis.

(8)
STI payments are made in the year subsequent to which they were earned. Amounts earned under the 2025 STI were determined and certified by the Committee on February 19, 2026, and paid in cash. For additional information about STI awards, please refer to the “Grants of Plan-Based Awards in 2025” table.

(9)
For 2025, includes (as applicable) perquisites and Company contributions to retirement and 401(k) plans, cash severance amounts, value of health care benefits, payments of unused vacation days, and reimbursement of legal fees. Specifically, in 2025, Mr. Snyder received perquisites for relocation totaling $300,000, commuting expenses totaling $12,336 and reimbursement of legal fees totaling $28,500, and Mr. Mell received $7,205 for earned but unused vacation days. Company contributions during 2025 into the retirement and 401(k) plans were $15,000 for Mr. Snyder, $15,560 for Ms. Robin, $13,732 for Ms. Stress, $4,543 for Mr. Amato, $3,494 for Mr. Mell and $12,981 for Ms. Finley. See “Compensation Components - Benefits and Retirement Programs.” For more information about the value of the compensation and benefits received by Mr. Amato ($1,616,040) in connection with the CEO Transition, see “Post-Employment Compensation” below.

(10)	Mr. Snyder was not named executive officer prior to 2025, so no compensation information is reported for him in this table for 2024 or 2023.
(11)	Mr. Swart was not named executive officer prior to 2025, so no compensation information is reported for him in this table for 2024 or 2023.
(12)	Ms. Finley was not named executive officer prior to 2025, so no compensation information is reported for him in this table for 2024 or 2023.

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TriMas Corporation
Grants of Plan-Based Awards in 2025
The following table provides information about the plan-based awards granted to the NEOs in 2025:

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas J. Snyder	Stock Options(1)	6/24/2025	6/3/2025	—	—	—	—	—	—	—	100,000	30.00	1,012,274
	Stock Options(1)	6/24/2025	6/3/2025	—	—	—	—	—	—	—	200,000	35.00	1,740,794
	Stock Options(1)	6/24/2025	6/3/2025	—	—	—	—	—	—	—	200,000	40.00	1,504,934
	Stock Options(1)	6/24/2025	6/3/2025	—	—	—	—	—	—	—	200,000	45.00	1,307,743
	Stock Options(1)	6/24/2025	6/3/2025	—	—	—	—	—	—	—	200,000	50.00	1,141,899
	Restricted Stock Units(2)	6/24/2025	6/3/2025	—	—	—	—	—	—	152,439	—	—	4,249,999

Paul A. Swart				—	—	—	—	—	—	—	—	—	—

Jodi F. Robin	STI(3)			18,900	252,000	504,000	—	—	—	—	—	—	—
	Restricted Stock Units(4)	2/12/2025	2/11/2025	—	—	—	—	—	—	10,521	—	—	249,979
	Restricted Stock Units(5)	3/14/2025	3/14/2025	—	—	—	—	—	—	8,799	—	—	212,496
	Performance Stock Units(6)	3/14/2025	3/14/2025	—	—	—	—	8,799	21,998	—	—	—	234,581

Jill S. Stress	STI(3)			15,263	203,500	407,000	—	—	—	—	—	—	—
	Restricted Stock Units(4)	2/12/2025	2/11/2025				—	—	—	10,521	—	—	249,979
	Restricted Stock Units(5)	3/14/2025	3/14/2025	—	—	—	—	—	—	6,935	—	—	167,480
	Performance Stock Units(6)	3/14/2025	3/14/2025	—	—	—	—	6,935	17,338	—	—	—	184,887

Thomas A. Amato	STI(3)			59,063	787,500	1,575,000	—	—	—	—	—	—	—
	Restricted Stock Units(5)	3/14/2025	3/14/2025	—	—	—	—	—	—	24,844	—	—	599,983
	Performance Stock Units(6)	3/14/2025	3/14/2025	—	—	—	—	37,267	93,168	—	—	—	993,538

Scott A. Mell(7)	STI(3)			25,585	341,131	682,262	—	—	—	—	—	—	—
	Restricted Stock Units(5)	3/14/2025	3/14/2025	—	—	—	—	—	—	22,774	—	—	549,992
	Performance Stock Units(6)	3/14/2025	3/14/2025	—	—	—	—	22,774	56,935	—	—	—	607,155

Teresa M. Finley	Restricted Stock Units(8)	3/20/2025	3/19/2025	—	—	—	—	—	—	20,000	—	—	500,000

(1)
On June 24, 2025, Mr. Snyder received premium-priced stock options in connection with his appointment as President and CEO. The stock options consist of five tranches, with premium exercise prices of $30, $35, $40, $45, and $50 per share for each tranche, respectively and each tranche generally vests ratably over a five-year period from the date of grant. The grant date fair value of the options is based on the Black-Scholes model stock prices of $10.12, $8.70, $7.52, $6.54 and $5.71. Assumptions used in the calculation of this amount for 2025 are included in the “2025 Inducement Stock Option Grant” section of the Compensation Discussion and Analysis.

(2)	On June 24, 2025, Mr. Snyder received time-based RSUs in connection with his appointment as President and CEO. The award generally vests ratably over a three-year period.
(3)
The amounts above in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column are based on awards pursuant to the STI for each NEO other than Messrs. Snyder and Swart and Ms. Finley with respect to 2025. The threshold payout is based on the smallest percentage payout of the smallest metric in the NEO’s composite target incentive and the target award is a specified dollar figure for each NEO. The maximum estimated possible payout for each participant is based on maximum attainment for each metric. The actual cash payout for 2025 of the participating NEOs’ STI awards is disclosed in the 2025 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(4)
On February 12, 2025, Mses. Robin and Stress each received a special grant of time-based RSUs to encourage their retention and continued focus during the CEO Transition. The awards generally vest in two equal installments on the first two anniversaries of the grant date of the award.

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COMPENSATION COMMITTEE REPORT
(5)
On March 14, 2025, each NEO other than Messrs. Snyder and Swart and Ms. Finley received time-based RSUs under the 2023 Equity and Incentive Compensation Plan, which awards generally vest ratably over a three-year period. Due to Mr. Amato’s retirement eligibility at the time of grant and the terms of these grants, RSU shares are withheld to satisfy applicable withholding taxes, as reflected in the remaining compensation tables disclosure below.

(6)
On March 14, 2025, each NEO other than Messrs. Snyder and Swart and Ms. Finley received PSUs under the 2023 Equity and Incentive Compensation Plan, which awards generally cliff vest after a three-year performance period (2025-2027 Cycle) and are subject to Cash RONA and EPS CAGR performance objectives, with a RTSR modifier, over the performance period. Attainment of the PSUs can vary from zero percent if the lowest milestone is not attained to a maximum payout level of 200% and are further subject to the TSR modifier, which, at its maximum level, can increase the payout by a further 25% of payout, for a combined maximum payout level of 250% of target.

(7)	As discussed in our CD&A, Mr. Mell resigned from the Company effective March 20, 2025. As a result, much of the compensation in the above table was not delivered or was forfeited upon his resignation.
(8)
On March 20, 2025, Ms. Finley received time-based RSUs in connection with her appointment to Interim CFO. The award vested one year from the date of grant. Separately, on March 14, 2025, Ms Finley also received a grant of service-based RSUs provided to her as part of her non-employee director compensation, which grant (fair value of $99,981) occurred prior to her service as Interim CFO. The award vested one year from the date of grant. Such grant is separately reported in the Director Compensation portion of the proxy statement, and not included here.

For a detailed description of the programs underlying the awards detailed in the Grants of Plan-Based Awards in 2025 table, please refer to the “Analysis of Key 2025 Compensation Components and Decisions” section of the CD&A. For more information about the NEOs’ relative mix of salary and other compensation elements in proportion to total compensation, please refer to the “Pay for Performance” section of the CD&A.

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TriMas Corporation
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2025:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested $(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $(4)
Thomas J. Snyder	6/24/2025(1)	—	100,000	30.00	6/24/2035	—	—	—	—
	6/24/2025(1)	—	200,000	35.00	6/24/2035	—	—	—	—
	6/24/2025(1)	—	200,000	40.00	6/24/2035	—	—	—	—
	6/24/2025(1)	—	200,000	45.00	6/24/2035	—	—	—	—
	6/24/2025(1)	—	200,000	50.00	6/24/2035	—	—	—	—
	6/24/2025(2)	—	—	—	—	152,439	5,403,963	—	—

Paul A. Swart		—	—	—	—	—	—	—	—

Jodi F. Robin	3/11/2023(5)	—	—	—	—	2,585	91,638	—	—
	3/14/2024(6)	—	—	—	—	5,086	180,299	7,628	270,413
	2/12/2025(7)	—	—	—	—	10,521	372,969	—	—
	3/14/2025(8)	—	—	—	—	8,799	311,925	8,799	311,925

Jill S. Stress	3/11/2023(5)	—	—	—	—	2,585	91,638	—	—
	3/14/2024(6)	—	—	—	—	4,543	161,049	6,814	241,556
	2/12/2025(7)	—	—	—	—	10,521	372,969	—	—
	3/14/2025(8)	—	—	—	—	6,935	245,846	6,935	245,846

Thomas A. Amato	3/11/2023(5)	—	—	—	—	14,243	504,914	—	—
	3/14/2024(6)	—	—	—	—	32,514	1,152,621	75,671	2,682,537
	3/14/2025(8)	—	—	—	—	24,019	851,474	37,267	1,321,115

Scott A. Mell(11)		—	—	—	—	—	—	—	—

Teresa M. Finley	3/14/2025(9)	—	—	—	—	4,140	146,763	—	—
	3/20/2025(10)	—	—	—	—	20,000	709,000	—	—

(1)	Stock options were granted to Mr. Snyder in connection with his employment as a one-time inducement award under Nasdaq rules and generally vest ratably over a five-year period.
(2)
RSUs were granted to Mr. Snyder in connection with his employment as a one-time inducement award under Nasdaq rules and generally vest ratably on each of the first three anniversaries of the grant date.

(3)
All awards in these columns relate to RSUs and PSUs awarded under the 2017 Equity and Incentive Compensation Plan and the 2023 Equity and Incentive Compensation Plan except Mr. Snyder’s RSU award that was granted as a one-time inducement award under Nasdaq rules.

(4)	The market value is based on the closing stock price as of December 31, 2025 ($35.45) multiplied by the applicable number of units outstanding.

54	I	2026 Proxy Statement

COMPENSATION COMMITTEE REPORT
(5)
Each participating NEO received an RSU and PSU (2023-2025 Cycle) award as part of the Company’s 2023 LTI awards. The PSUs generally cliff vest after a 36-month performance period (2023-2025 Cycle) and are subject to Cash RONA and EPS CAGR performance objectives, with a RTSR modifier, over the performance period. The Committee approved the performance attainment of 0% in February 2026, which is reflected in the number of shares and market value above. The RSUs generally vest ratably on each of the first three anniversaries of the grant date.

(6)
Each participating NEO received an RSU and PSU (2024-2026 Cycle) award as part of the Company’s 2024 LTI awards. The PSUs generally cliff vest after a 36-month performance period (2024-2026 Cycle) and are subject to Cash RONA and EPS CAGR performance objectives, with a RTSR modifier, over the performance period. For purposes of this disclosure, performance is reflected at target levels for these PSUs. The RSUs generally vest ratably on each of the first three anniversaries of the grant date.

(7)
On February 12, 2025, Mses. Robin and Stress received a special grant of time-based RSUs to encourage the retention and continued focus of certain key officers during the CEO Transition. The awards generally vest in two equal installments on the first two anniversaries of the grant date of the award.

(8)
On March 14, 2025, each NEO received an RSU and PSU (2025-2027 Cycle) award as part of the Company’s 2025 LTI awards. For purposes of this disclosure, performance is reflected at target levels for these PSUs. See the “Grants of Plan-Based Awards in 2025” table for details on the grants, including vesting terms.

(9)
On March 14, 2025, Ms. Finley received a grant of service-based RSUs provided to her as part of her non-employee director compensation, which grant occurred prior to her service as Interim CFO. The award vested one year from the date of grant. The grant date fair value of such grant is separately reported in the Director Compensation portion of this proxy statement.

(10)	On March 20, 2025, Ms. Finley received time-based RSUs in connection with her appointment to Interim CFO. The award vested one year from the date of grant.
(11)	As discussed in our CD&A, Mr. Mell resigned from the Company effective March 20, 2025. As a result, all of his outstanding awards were forfeited upon his resignation.
Ms. Stress is expected to continue to vest in the retention award described in footnote seven and will continue to vest in her outstanding PSUs and other RSUs on a pro-rata basis after her departure pursuant to such awards’ original terms.
Option Exercises and Stock Vested in 2025
The following table provides information on stock options and RSUs that vested or were exercised, as applicable, in 2025 for our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas J. Snyder	—	—	—	—
Paul A. Swart	—	—	—	—
Jodi F. Robin	—	—	5,932	142,682
Jill S. Stress	—	—	5,527	132,924
Thomas A. Amato	—	—	46,364	1,114,713
Scott A. Mell	—	—	11,002	264,635
Teresa M. Finley	—	—	4,068	98,242
(1)
Calculated by multiplying the number of shares or units vesting times the closing price of our stock on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2026 Proxy Statement	I	55

TriMas Corporation
2025 Nonqualified Deferred Compensation Table
The following table summarizes the activity in nonqualified deferred compensation for the NEOs in 2025:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Thomas J. Snyder	—	1,875	2	—	1,877
Paul A. Swart	—	—	—	—	—
Jodi F. Robin	—	2,435	555	—	5,151
Jill S. Stress	—	607	(3)	—	604
Thomas A. Amato	—	—	27,095	—	180,206
Scott A. Mell	—	—	1,774	—	12,714
Teresa M. Finley	—	—	—	—	—
(1)	Includes the Company’s contributions to the TriMas Executive Retirement Program. These contributions are included in the column titled “All Other Compensation” in the 2025 Summary Compensation Table.
(2)	None of these amounts are reported in the 2025 Summary Compensation Table.
(3)
The following amounts included in this column were reported in Summary Compensation Tables for prior fiscal years: Mr. Amato, $119,249; Mr. Mell, $9,819; and Ms. Robin, $2,123. Contributions to the Executive Retirement Program are invested in accordance with each NEO’s directive based on the investment options in the Company’s retirement program. Investment directives can be amended by the participant at any time. For further information regarding the Executive Retirement Program, see “Compensation Discussion and Analysis - Executive Retirement Program.”

See the “Executive Retirement Program” section of the CD&A for more information regarding the Executive Retirement Program.
Post-Employment Compensation
Executive Severance Policy.
The Company maintains the Executive Severance Policy, approved by the Committee in 2021. The Executive Severance Policy applies to the Company’s executives identified by the Committee, including certain of the NEOs while employed by the Company. The Severance Policy provides that the Company will make severance payments to a participating executive if his or her employment is terminated under certain circumstances. The Executive Severance Policy includes an excise tax “cap” provision, which reduces the total amount of payments due under the Executive Severance Policy so as to avoid the imposition of excise taxes and the resulting loss of tax deductions to the Company under Section 280G of the Code. The Executive Severance Policy provides for customary non-compete and non-solicit covenants for the duration of the executive’s employment and a period following termination, and includes a requirement that the executive sign a release of claims in favor of the Company in order to receive any benefits under the Executive Severance Policy.
If the Company terminates the employment of Ms. Robin for any reason other than for cause, disability or death (cause and disability as defined in the Executive Severance Policy), or if she terminates her employment for good reason (as defined in the Executive Severance Policy), the Company will provide her with (1) one year’s annual base salary (generally paid in equal installments over a year), (2) STI payment equal to one year’s payout at her target level in effect on the date of termination (generally paid in equal installments over a year), (3) accrued but unpaid base salary and unused vacation, (4) any STI payment that has been earned by her but not paid, (5) her pro-rated STI for the year of termination through the date of termination based on her target level and actual full-year performance and (6) taxable reimbursement of certain health care premiums for up to 12 months following the termination date. The executive’s outstanding equity awards will be treated pursuant to the terms and conditions of such equity awards themselves under the applicable equity plans and award agreements. Ms. Stress is expected to receive compensation and benefits under the Executive Severance Policy in connection with her departure pursuant to its terms.

56	I	2026 Proxy Statement

COMPENSATION COMMITTEE REPORT
In the case of any participating executive’s voluntary termination (without good reason) or termination for cause, the Company pays the executive the accrued base salary through termination plus earned but unused vacation compensation (and, in the case of voluntary termination, any STI payment that has been earned by the executive but not paid). All other benefits cease as of the termination date. If an executive’s employment is terminated due to death, the Company pays the accrued but unpaid base salary as of the date of death, and accrued but unpaid STI compensation. Other than reimbursement of certain health care premiums for the executive’s dependents for up to 36 months, all other benefits cease as of the date of the executive’s death. If an executive is terminated due to becoming disabled, the Company pays the executive earned but unpaid base salary and STI payments. All other benefits cease as of the date of such termination in accordance with the terms of such benefit plans. In each of the situations described in this paragraph, the executive’s then outstanding equity awards will be treated pursuant to the terms and conditions of such equity awards themselves under the applicable equity plans and award agreements.
In the case of a qualifying termination of Ms. Robin’s employment within two years of a change in control of the Company (as defined below), then, in place of any other severance payments or benefits, the Company will provide the executive with (1) a payment equal to 18 months of her base salary rate in effect at the date of termination, (2) an STI payment equal to 18 months payout at her target level in effect at the date of termination, (3) any STI payment that has been earned but not paid, (4) her pro-rated STI payout for the year of termination through the date of termination based on her target level and actual full-year performance and (5) taxable reimbursement of certain health care premiums for up to 18 months following the termination date provided that the timing of the foregoing payments will be made in compliance with Code Section 409A.
For purposes of the Executive Severance Policy, a change in control of the Company shall be deemed to have occurred upon the first of the following events to occur (as further described in the Executive Severance Policy):
1.
A person is or becomes the beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions);

2.
Individuals who constitute the Board cease for any reason to constitute a majority of the number of directors then serving on the Board, unless their replacements are approved as described in the Executive Severance Policy (subject to certain exceptions);

3.
The Company closes a merger, consolidation, wind-up, reorganization, or restructuring of the Company with or into any other entity or a similar event or series of such events, resulting in a substantial change in the Company’s ownership or leadership, as further described in the Executive Severance Policy, subject to certain exceptions; or

4.
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, as further described in the Executive Severance Policy, and subject to certain exceptions.

Notwithstanding the foregoing, (1) a change in control of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (2) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a change in control of the Company shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A change in control.
In addition, the Executive Severance Policy states that in return for these benefits, each executive covered under the Executive Severance Policy must refrain from competing against the Company for a period following termination that corresponds to the duration of any severance payments the executive would be entitled to receive or 24 months if no severance payments are payable.

2026 Proxy Statement	I	57

TriMas Corporation
The Executive Severance Policy may be modified by the Committee at any time, provided that the prior written consent of the executive is required if the modification adversely impacts the executive. Further, the Committee may amend or terminate the Executive Severance Policy at any time upon 12 months’ written notice to any adversely affected executive.
In 2021, the Committee approved the definition of qualified retirement for purposes of the treatment of outstanding equity awards upon a qualified retirement, beginning with awards granted in 2022. Qualified retirement is defined as voluntary departure from the Company at or after age 60 and with at least five years of service with the Company and its subsidiaries. In 2025, Mr. Amato was the only NEO who met the definition of qualified retirement, and his 2022, 2023, 2024 and 2025 equity awards would become non-forfeitable under a qualified retirement and would continue to vest to the same extent that the awards would have vested if he continued to be employed through the final vesting date for each such award.
While the terms described above applied to Messrs. Mell and Amato during their employment, due to Mr. Mell’s resignation in March 2025 and Mr. Amato’s departure from the Company in June 2025, Messrs. Mell and Amato are no longer a participant or eligible for compensation and benefits under the Executive Severance Policy.
Executive Severance Agreements.
In 2025, the Company entered into Executive Severance Agreements with Messrs. Snyder and Swart in connection with the beginning of their employment. The Executive Severance Agreements provide that the Company will make severance payments to Messrs. Snyder and Swart if their employment is terminated under certain circumstances. The Executive Severance Agreements include a “net-better cutback” provision, which provides that, in the event that the severance and other benefits provided to or otherwise payable to Messrs. Snyder or Swart would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such severance and/or benefits will be either delivered in full or delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to Messrs. Snyder and Swart. The Executive Severance Agreements provide for customary non-compete and non-solicit covenants for the duration of Messrs. Snyder and Swart’s employment and a period following termination, and includes a requirement that the executive sign a release of claims in favor of the Company in order to receive any benefits under the Executive Severance Agreements.
Under the Executive Severance Agreements, for an involuntary termination without cause or for good reason (cause and good reason as defined in the Executive Severance Agreements) not in connection with a change in control, Messrs. Snyder and Swart will receive: (1) accrued but unpaid base salary and unused vacation; (2) cash severance equal to one times the sum of his base salary plus their target STI award; (3) payment of any earned but unpaid STI award for the prior year; (4) payment of a pro-rated STI award for the year of termination based on actual performance for the full year; and (5) taxable reimbursement of continued health coverage for up to 12 months. In each of the situations described in this paragraph, the executive’s then outstanding equity awards will be treated pursuant to the terms and conditions of such equity awards themselves under the applicable equity plans and award agreements.
In the case of a voluntary termination (without good reason) by Messrs. Snyder and Swart, the Company shall pay the executive: (1) accrued base salary through termination; (2) earned but unused vacation compensation; and (3) payment of any earned but unpaid STI award for the prior year. All other benefits cease as of the date of such termination in accordance with the terms of such benefit plans. In the case of a termination for cause, the executive shall receive accrued base salary through termination and earned but unused vacation compensation. If Messrs. Snyder or Swart are terminated due to death or disability (disability as defined in the Executive Severance Agreements), the Company pays the executive earned but unpaid base salary and accrued but unpaid STI payments (plus up to 36 months of health coverage for his dependents for a termination due to death). All other benefits cease as of the date of such termination in accordance with the terms of such benefit plans. In each of the situations described in this paragraph, the executive’s then outstanding equity awards will be treated pursuant to the terms and conditions of such equity awards themselves under the applicable equity plans and award agreements.

58	I	2026 Proxy Statement

COMPENSATION COMMITTEE REPORT
In the case of a qualifying termination of each of the employment of either Messrs. Snyder or Swart within two years after a change in control (or within 90 days prior to a change in control), the Executive Severance Agreements provide for the executive to receive: (1) cash severance equal to two times the sum of his base salary plus his target STI award; (2) payment of any earned but unpaid STI award for the prior year (without negative discretion); (3) payment of a pro-rated STI award for the year of termination based on actual performance for the full year (without negative discretion); and (4) taxable reimbursement of continued health coverage for up to 24 months.
For purposes of the Executive Severance Agreements, a change in control of the Company shall be deemed to have occurred upon the first of the following events to occur (as further described in the Executive Severance Agreements):
1.
A person is or becomes the beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions);

2.
Individuals who constitute the Board cease for any reason to constitute a majority of the number of directors then serving on the Board, unless their replacements are approved as described in the Executive Severance Agreements (subject to certain exceptions);

3.
The Company closes a merger, consolidation, wind-up, reorganization, or restructuring of the Company with or into any other entity or a similar event or series of such events, resulting in a substantial change in the Company’s ownership or leadership, as further described in the Executive Severance Agreements, subject to certain exceptions; or

4.
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, as further described in the Executive Severance Agreements, and subject to certain exceptions.

Notwithstanding the foregoing, (1) a change in control of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (2) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a change in control of the Company shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A change in control.
In addition, the Executive Severance Agreements state that in return for these benefits, each executive who is party to an Executive Severance Agreement must refrain from competing against the Company for a period following termination that corresponds to the duration of any severance payments the executive would be entitled to receive or 24 months if no severance payments are payable.

2026 Proxy Statement	I	59

TriMas Corporation
Potential Payments Upon Termination or Change in Control as of December 31, 2025
The following table estimates the potential executive benefits and payments due to the continuing NEOs upon certain terminations of employment or a change in control, assuming such events occurred on December 31, 2025. These estimates reflect, among other arrangements, the terms of the Executive Severance Policy as revised in August 2021, or Executive Severance Agreements, as applicable. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.

	Involuntary termination by Company without cause or termination by executive for good reason ($)(4)	Involuntary termination by Company for cause ($)	Qualifying termination in connection with a change in control ($)(5)	Death ($)(5)(6)	Termination as a result of disability ($)(7)
Thomas J. Snyder Cash payments(1)	1,600,000	—	3,200,000	—	—
Value of restricted stock units(2)	5,403,963	—	5,403,963	5,403,963	5,403,963
Value of stock options(3)	66,110	—	635,000	66,110	66,110
Medical benefits	15,000	—	30,000	45,000	—
Total	7,085,073	—	9,268,963	5,515,073	5,470,073

Paul A. Swart Cash payments(1)	720,000	—	1,440,000	—	—
Value of restricted stock units(2)	—	—	—	—	—
Value of stock options(3)	—	—	—	—
Medical benefits	15,000	—	30,000	45,000	—
Total	735,000	—	1,470,000	45,000	—

Jodi F. Robin Cash payments(1)	672,000	—	1,008,000	—	—
Value of restricted stock units(2)	822,901	—	1,667,426	1,667,426	1,539,168
Value of stock options(3)	—	—	—	—	—
Medical benefits	15,000	—	22,500	45,000	—
Total	1,509,901	—	2,697,926	1,712,426	1,539,168

(1)
Comprised of the applicable multiple of base salary as of December 31, 2025, plus target STI award for 2025. The 2025 STI bonus is not further included, as it was deemed for purposes of this table as earned as of December 31, 2025 and we assume that no accrued but unearned vacation pay is due. We assume that no prior year’s STI bonus that was earned remained unpaid as of December 31, 2025.

(2)
RSUs include service-based units and PSUs, and are either included on a pro-rata basis for the portion of the earnings period that has elapsed or on a fully-vested basis as required by the terms of the Executive Severance Policy and Executive Severance Agreements.

(3)
Stock options valued based on the market price of the Company’s common stock of $35.45 at December 31, 2025, less the respective exercise price. Mr. Snyder has 93,699 stock options that would be vested upon an involuntary termination by Company without cause or termination by executive for good reason, death, or disability and 900,000 for a change of control termination.

(4)
RSUs are valued at the market price of the Common Stock of $35.45 at December 31, 2025. In addition, the number of PSUs included assumes achievement of such PSUs at the same level at which they are disclosed in the “Outstanding Equity Awards at 2025 Fiscal Year-End” table above. Mr. Snyder and Ms. Robin had 152,439 and 23,213 shares, respectively, that would have been vested upon an involuntary termination without cause or by executive for good reason as of December 31, 2025.

(5)
RSUs are valued at the market price of the Common Stock of $35.45 at December 31, 2025. In addition, the number of PSUs assumes the target metric is achieved. Mr. Snyder and Ms. Robin had 152,439 and 47,036 shares, respectively, that would have been vested upon a qualifying termination in connection with a change in control or death as of December 31, 2025.

(6)
With respect to death, the Executive Severance Policy and Executive Service Agreements provide that all obligations of the Company to make any further payments, except for accrued but unpaid salary and accrued but unpaid STI awards, terminate as of the date of the NEO’s death. Equity awards become 100% vested upon death. Each continuing NEO’s dependents are eligible to receive reimbursement for the employee portion of COBRA premiums for a period not to exceed 36 months after the continuing NEO’s date of death.

60	I	2026 Proxy Statement

COMPENSATION COMMITTEE REPORT
(7)
With respect to disability, the Executive Severance Policy and Executive Severance Agreements provide that all obligations of the Company to make any further payments, except for accrued but unpaid salary and accrued but unpaid annual STI awards, terminate on the earlier of (a) six months after the disability related termination or (b) the date the continuing NEO receives benefits under the Company’s long-term disability program. Equity awards become 100% vested upon the disability termination. RSUs include service-based units and PSUs, and are included on a fully-vested basis as required by the terms of the Executive Severance Policy and Executive Severance Agreements. RSUs are valued at the market price of the Common Stock of $35.45 at December 31, 2025. In addition, the number of PSUs included assumes achievement of such PSUs at the same level at which they are disclosed in the “Outstanding Equity Awards at 2025 Fiscal Year-End” table above. Mr. Snyder and Ms. Robin had 152,439 and 43,418 shares, respectively, that would have been vested upon a disability termination.

2025 CEO Transition Compensation for Mr. Amato
In connection with the CEO Transition, and under the terms of the Transition and Separation Agreement, Mr. Amato received certain 2025 compensation and benefits in connection with the CEO Transition. This compensation and benefits included a base salary for any Special Advisor Service equal to 50% of his CEO base salary rate, and he received a truncated 2025 equity award in early 2025 of $600,000 in three-year time-based RSUs and $900,000 in three-year performance-based target PSUs. After the end of Mr. Amato’s employment, he also received (in exchange for a release of claims and continued compliance with applicable restrictive covenants) the compensation and benefits that the Company is obligated to provide to him under the Executive Severance Policy, including: $30,288 in accrued but unpaid base salary and earned but unused vacation; $1.575 million in cash severance (equal to 12 months of CEO-level base salary plus his target CEO annual cash incentive opportunity); $781,027 in pro-rata annual cash incentive payout for 2025 (based on actual performance results for the full year); and $3,529 in COBRA premium reimbursement. Further, pursuant to benefits already vested and earned by Mr. Amato due to his age and service to the Company, Mr. Amato will continue to vest in his RSUs and PSUs outstanding at the time of his cessation of employment pursuant to their existing terms (including based on actual performance results for the PSUs). Mr. Amato was reimbursed for $7,223 in reasonable legal fees and expenses in connection with the CEO Transition.
2025 Departure of Mr. Mell
On March 14, 2025, Mr. Mell voluntarily resigned his employment with us, effective March 20, 2025. Due to Mr. Mell’s resignation, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment, and Mr. Mell did not receive any compensation or benefits in connection with his departure other than compensation and benefits that were accrued and vested as of his termination of employment.
December 2025 Transition of Ms. Finley
After December 14, 2025, Ms. Finley stepped down from her role as Interim CFO of the Company due to Mr. Swart’s appointment as CFO. Ms. Finley did not receive any additional compensation or benefits in connection with her cessation of employment.
March 2026 Transition of Ms. Stress
As noted above, Ms. Stress departed from the Company on March 27, 2026, and her departure is expected to trigger the payment of compensation and benefits under the Executive Severance Policy pursuant to its terms. Under the Executive Severance Policy, Ms. Stress is expected to receive approximately $573,500 in cash severance, $6,057 in accrued but unused vacation time for 2026, and taxable reimbursement for certain health care premiums for medical, dental and vision coverage under COBRA for up to 12 months following her departure (approximately $15,000 in value). In addition, pursuant to the original terms of her awards, Ms. Stress is expected to continue to vest in her 2025 retention RSU award (5,261 RSUs) and her outstanding target PSUs (pro-rated to 6,853 target PSUs, subject to actual performance), and to vest on a pro-rated basis in her other outstanding RSU awards (such pro-ration, however, will not result in any further RSUs vesting).

2026 Proxy Statement	I	61

TriMas Corporation
CEO Pay Ratio Disclosure
Mr. Snyder, our CEO, had 2025 total compensation of $12,128,864, as reflected in the 2025 Summary Compensation Table. We estimate that the median of 2025 total compensation for all employees of the Company and its consolidated subsidiaries as of December 31, 2025 (the “Determination Date”), excluding our CEO, was $57,733, which is comprised of all applicable elements of compensation for 2025 in accordance with Item 402(c)(2)(x) of Regulation S-K (the “Median Annual Compensation”). The ratio of Mr. Snyder’s 2025 total compensation to the Median Annual Compensation was approximately 210 to 1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.
To identify the employee who received the Median Annual Compensation (the “Median Employee”), we measured annual base pay (consisting of regular base earnings and overtime) for the period beginning on January 1, 2025, and ending on December 31, 2025, for 3,803 employees, representing all full-time, part-time, seasonal, temporary and contract employees (whose compensation is determined by the Company) of the Company and our consolidated subsidiaries as of the Determination Date. In determining the Median Employee, we also annualized compensation for employees who worked less than all of 2025 (other than temporary employees) based on reasonable assumptions and estimates relating to our employee compensation program, including new hires.

62	I	2026 Proxy Statement

TriMas Corporation
Pay Versus Performance
As required by pay versus performance (“PVP”) rules adopted by the SEC, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for 2025 for this Proxy Statement’s NEOs, as well as our named executive officers from our 2025, 2024, 2023 and 2022 Proxy Statements (each of 2021, 2022, 2023, 2024 and 2025, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below as “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:
•	The information in columns (b) and (d) of the PVP Table comes directly from this year’s or prior years’ Summary Compensation Tables; and
•
As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts may not necessarily reflect the final compensation that our PVP NEOs actually earned or walked away with for their service in the Covered Years.

2025 Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table (“SCT”) Total for PEO Amato ($)(b)(1)	SCT Total for PEO Snyder ($)(b)(1)	Compensation Actually Paid to PEO Amato ($)(c)(1)(2)	Compensation Actually Paid to PEO Snyder ($)(c)(1)(2)	Average SCT Total for Non-PEO NEOs ($)(d)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(e)(1)(2)	Total Shareholder Return ($)(f)(3)	Peer Group Total Shareholder Return ($)(g)(3)(4)	Net Income ($)(h)(5)	Adjusted Operating Profit ($)(i)(6)
2025	4,382,823	12,128,864	6,831,160	16,741,883	1,161,921	1,048,251	99	201	120.1	106.7
2024	3,986,740	—	2,204,238	—	904,002	737,547	74	176	24.3	82.8
2023	4,020,922	—	1,451,195	—	853,747	606,509	77	150	40.4	89.5
2022	4,416,441	—	1,310,340	—	1,059,133	674,005	85	114	66.2	116.2
2021	4,582,126	—	4,881,738	—	1,607,476	1,354,921	116	126	57.3	112.8

(1)
For 2025, both Thomas Amato and Thomas Snyder served as our principal executive officer (individually a “PEO” and collectively the “PEOs”) and our non-PEO PVP NEOs were Paul Swart, Jodi Robin, Jill Stress, Scott Mell and Teresa Finley. For 2024, our PEO was Thomas Amato and our non-PEO PVP NEOs were Scott Mell, Jodi Robin and Jill Stress. For 2023, our PEO was Thomas Amato and our non-PEO PVP NEOs were Scott Mell, Jodi Robin, Jill Stress and Fabio Matheus Salik. For 2022, our PEO was Thomas Amato and our non-PEO PVP NEOs were Scott Mell, Fabio Matheus Salik and John Schaefer. For 2021, our PEO was Thomas Amato and our non-PEO PVP NEOs were Scott Mell, Fabio Matheus Salik, John Schaefer, Robert Zalupski and Joshua Sherbin.

(2)
For 2025, in determining both the CAP to our PEOs and the average CAP to our non-PEO PVP NEOs for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) or column (d) the following amounts. Please note that, while similar adjustment information was provided in our 2025 proxy statement for Covered Year 2024, in our 2024 proxy statement for Covered Year 2023 and in our 2023 proxy statement for Covered Years 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because in our view it is not material to our stockholders’ understanding of the information reported in the table above for 2025 or the relationships disclosure provided below.

Item and Value Added (Deducted)	2025
For PEO Amato:
- SCT “Stock Awards” column value	$(1,593,521)
+ Covered year-end fair value of outstanding equity awards granted in Covered Year	$2,447,992
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	$1,584,579
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in prior years that vested in Covered Year	$(25,015)
- prior year-end fair value of any equity awards that were granted prior to Covered Year that were forfeited in Covered Year	$—

2026 Proxy Statement	I	63

TriMas Corporation

Item and Value Added (Deducted)	2025
+ fair value as of vesting date of equity awards granted and vested in Covered Year	$19,924
+ includable dividends/earnings on equity awards during Covered Year	$14,378
Sub-Total	$2,448,337
For PEO Snyder:
- SCT “Stock Awards” and “Option Awards” column value	$(10,957,643)
+ Covered year-end fair value of outstanding equity awards granted in Covered Year	$15,570,662
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	$—
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in prior years that vested in Covered Year	$—
- prior year-end fair value of any equity awards granted prior to Covered Year that were forfeited in Covered Year	$—
+ fair value as of vesting date of equity awards granted and vested in Covered Year	$—
+ includable dividends/earnings on equity awards during Covered Year	$—
Sub-Total	$4,613,019
For Non-PEO PVP NEOs (Average):
- SCT “Stock Awards” column value	$(591,310)
+ Covered year-end fair value of outstanding equity awards granted in Covered Year	$537,351
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	$73,245
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in prior years that vested in Covered Year	$(2,415)
- prior year-end fair value of any equity awards granted prior to Covered Year that were forfeited in Covered Year	$(131,814)
+ fair value as of vesting date of equity awards granted and vested in Covered Year	$—
+ includable dividends/earnings on equity awards during Covered Year	$1,273
Sub-Total	$(113,670)
(3)
Total shareholder return (“TSR”) for the Company and the peer group was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on December 31, 2020 and in accordance with Items 201(e) and 402(v) of Regulation S- K. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)
For purposes of this PVP disclosure, our peer group is the S&P Small Cap 600 Industrials Index (the “S&P Small Cap 600 Peers”), which is also the peer group used to measure the Company’s TSR-based equity award attainment.

(5)	Net income is calculated as the consolidated net income (loss) of the Company and its subsidiaries, determined in accordance with U.S. GAAP. Dollar values are in millions.
(6)
For purposes of this PVP disclosure, Adjusted Operating Profit is calculated based on the Company’s Adjusted Operating Profit as used for external reporting purposes, adjusted to exclude the effect of Special Items as defined by the Company. Adjusted Operating Profit means earnings before interest, taxes and other income/expense, and excludes certain non-recurring items (cash and non-cash) which may include, but are not limited to, income/expenses related to business restructuring, merger and acquisition diligence and transaction costs, cost savings projects, the impact of purchase accounting, debt refinancing, changes in accounting principles and asset impairments (collectively "Special Items"). This measure of profitability is used because it is viewed as a leading indicator of our ability to effectively manage our costs throughout the business cycle. Dollar values are in millions. See Appendix I: Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures in our fourth quarter and full year earnings releases for the related periods for detailed reconciliations to GAAP results.

64	I	2026 Proxy Statement

Pay Versus Performance
Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results
The following charts provide, across the Covered Years, a description of the relationships between (1) our cumulative TSR and the cumulative TSR for the PVP Peer Group reflected in the PVP Table above, (2) PEO CAP and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above, and (3) non-PEO PVP NEO CAP and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above:

Relationship between CAP and Total Shareholder Return
Compensation Actually Paid
($ in millions)
Total Shareholder Return
15.0
10.0
5.0
0.0
200
150
100
50
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO (Mr. Snyder)
Compensation Actually Paid to PEO (Mr. Amato)
Average Compensation Actually Paid to non-PEO PVP NEOs
Total Shareholder Return
S&P Small Cap 600 Peers Total Shareholder Return

2026 Proxy Statement	I	65

TriMas Corporation

Relationship between CAP and Net Income
Compensation Actually Paid ($ in millions)
15.0
10.0
5.0
0.0
Net Income ($ in millions)
125.0
100.0
75.0
50.0
25.0
0.0
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO (Mr. Snyder)
Compensation Actually Paid to PEO (Mr. Amato)
Average Compensation Actually Paid to non-PEO PVP NEOs
Net Income

Relationship between CAP and Adjusted Operating Profit
Compensation Actually Paid ($ in millions)
Adjusted Operating Profit ($ in millions)
15.0
10.0
5.0
0.0
120.0
100.0
80.0
60.0
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO (Mr. Snyder)
Compensation Actually Paid to PEO (Mr. Amato)
Average Compensation Actually Paid to non-PEO PVP NEOs
Adjusted Operating Profit

66	I	2026 Proxy Statement

Pay Versus Performance
2025 Tabular List
The following Tabular List provides what we believe represent the most important financial performance measures (including Adjusted Operating Profit) we used to link CAP to our PEO and Non-PEO PVP NEOs for 2025 to our performance for 2025:

Adjusted Operating Profit
Adjusted Earnings per Share CAGR
Free Cash Flow
Relative Total Shareholder Return
Cash RONA

2026 Proxy Statement	I	67

TriMas Corporation
TRANSACTIONS WITH RELATED PERSONS
Policy for Review, Approval or Ratification of Transactions with Related Parties
Pursuant to its written charter, the Audit Committee is responsible for reviewing reports and disclosures of insider and affiliated party transactions and monitoring compliance with the Company’s written Code of Conduct, which requires employees to disclose in writing any outside activities, financial interests, relationships or other situations that do or may involve a conflict of interest or that present the appearance of impropriety.
Pursuant to the written charter of the Governance and Nominating Committee and the written Corporate Governance Guidelines, members of the Board must properly notify the President and CEO of the Company and the Chair of the Governance and Nominating Committee if any actual or potential conflict of interest arises between the Company and such member. After notification, the Board will evaluate and resolve the matter in the best interest of the Company upon recommendation of the Governance and Nominating Committee.
It is also the Company’s policy, that the Audit Committee review and approve all transactions (other than those that are de minimis in nature) in which the Company participates and in which any related person has or will have a direct or indirect material interest. In reviewing and approving such transactions, the Audit Committee obtains all information it believes to be relevant to a review and approval of the transaction. After consideration of the relevant information, the Audit Committee approves only those related person transactions that are determined to be consistent with the best interests of the Company.
In addition, the Company’s credit facility contains covenants that restrict the Company’s ability to engage in transactions that are at prices and on terms and conditions not less favorable to the Company than could be obtained at an arm’s-length basis from unrelated parties. Such covenants influence the Company’s policy for review, approval and ratification of transactions with related parties.

68	I	2026 Proxy Statement

TriMas Corporation
ADDITIONAL INFORMATION
What is the purpose of the Annual Meeting?
During the Annual Meeting, holders of the Company’s Common Stock will act upon the matters outlined in the accompanying notice of Annual Meeting, including: to elect two directors to serve until the annual meeting in 2029; to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; to approve, on a non-binding advisory basis, the compensation paid to the Company’s NEOs; and to transact such other business as may properly come before the meeting.
How will the Company conduct the virtual Annual Meeting?
As permitted by Delaware law and our bylaws, we have implemented the virtual annual meeting format in order to facilitate and increase shareholder attendance and participation. In preparation for the virtual Annual Meeting (1) we will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting is a shareholder or proxy holder, (2) we will implement reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) we will maintain a record of any votes or other action taken by shareholders or proxy holders at the meeting. During the Q&A session of the meeting, we will answer appropriate submitted questions related to the business of the Annual Meeting, as time permits.
How do I attend and participate during the virtual Annual Meeting?
Our completely virtual Annual Meeting will be conducted on the internet via live webcast. You will be able to participate in the Annual Meeting online during the meeting by visiting www.virtualshareholdermeeting.com/TRS2026. You also will be able to vote your shares electronically at the Annual Meeting.
All shareholders of record as of March 23, 2026 (the “Record Date”), or their duly appointed proxies, may participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 8:00 a.m., Eastern Time, on May 20, 2026. We encourage you to access the meeting prior to the start time. Online access will begin at 7:30 a.m., Eastern Time, on May 20, 2026.
The virtual meeting platform is fully supported across internet web browsers (Internet Explorer, Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
How do I submit questions before the virtual Annual Meeting?
Shareholders may submit questions for the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/TRS2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before 7:45 a.m., Eastern Time, on May 20, 2026, the day of the Annual Meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted upon) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at https://ir.trimas.com/ shareholderquestions as soon as practical after the Annual Meeting.

2026 Proxy Statement	I	69

TriMas Corporation
Additional information regarding the ability of shareholders to ask questions before the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/ TRS2026.
What if I have technical difficulties during the virtual Annual Meeting?
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/TRS2026 beginning at 7:30 a.m., Eastern Time, on May 20, 2026, through the conclusion of the Annual Meeting.
Why didn’t I receive a paper copy of this proxy statement?
We have distributed proxy materials to some of our shareholders over the internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this more contemporary way of distributing annual meeting materials, often called “electronic proxy” or “Notice and Access.”
This “Notice and Access” process, expedites our shareholders’ receipt of these materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.
What if I would like to receive a paper copy of this proxy statement?
If you received a notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your notice to request a copy.
Who is entitled to vote?
The Company’s Common Stock constitutes the voting stock of the Company. As of the Record Date, there were no outstanding shares of preferred stock of the Company. Only record holders of Common Stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote those shares of Common Stock that they held on the Record Date. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting before the start time of 8:00 a.m., Eastern Time, on May 20, 2026. Please allow ample time for online check-in, which will begin at 7:30 a.m., Eastern Time, on May 20, 2026.
What constitutes a quorum?
For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum for all purposes. As of the Record Date, 36,685,359 shares of Common Stock were issued and outstanding and entitled to vote. Broker non-votes and proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether there is a quorum.
What is the difference between holding shares as a shareholder of record and being a beneficial owner?
Shareholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials (including a proxy card) are being sent directly to you by the Company. As a shareholder of record, you have the right to grant your voting proxy directly to the Company via the proxy card or to vote electronically during the Annual Meeting.

70	I	2026 Proxy Statement

ADDITIONAL INFORMATION
Beneficial Owners. If, at the close of business on the Record Date, your shares were not issued directly in your name, but were held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, trustee, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or nominee on how to vote the shares in your account and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares during the Annual Meeting unless you request and obtain a proxy from your broker, trustee, bank or nominee. Your broker, trustee, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, trustee, bank or nominee on how to vote your shares.
How do I vote?
Shareholders of Record. If you complete and properly sign the proxy card and return it to the Company, it will be voted as you direct. You may also vote via telephone or internet (as indicated on your proxy card). If you attend the virtual Annual Meeting, you may vote online during the Annual Meeting.
Beneficial Owners. If you complete and properly sign the voting instruction card and return it to your broker, trustee, bank or other nominee, it will be voted as you direct. You may also vote via telephone or internet (as indicated on your voting instruction card). If you want to vote your shares electronically during the Annual Meeting, you must request and obtain a proxy from such broker, trustee, bank or other nominee confirming that you beneficially own such shares and giving you the power to vote such shares.
Can I change my vote after I return my proxy card or voting instruction card?
Shareholders of Record. You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company, at 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, either written notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the Annual Meeting online, the individuals named as proxy holders in the proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you properly file such notice or new proxy.
Beneficial Owners. If you hold your shares through a bank, trustee, broker or other nominee, you should contact such person to submit new voting instructions prior to the time such voting instructions are exercised.
How will my shares be voted?
Shareholders of Record. All shares represented by the proxies mailed to shareholders will be voted electronically during the Annual Meeting in accordance with instructions given by the shareholders. Where no instructions are given, the shares will be voted (1) for the election of the Board’s nominees for two directors, (2) for the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and (3) for the approval, on a non-binding advisory basis, of the compensation paid to the Company’s NEOs.
Beneficial Owners. The brokers, banks or nominees holding shares for beneficial owners must vote those shares as instructed, and if no instructions from the beneficial owner are received on a matter deemed to be non-routine, they may not vote the shares on that matter. Under applicable law, a broker, bank or nominee has the discretion to vote on routine matters, such as Proposal 2, but does not have discretion to vote with respect to non-routine matters, such as Proposals 1 or 3. Common Stock subject to broker non-votes will be considered present at the meeting for purposes of determining whether there is a quorum. Broker non-votes will have no effect in determining the outcome of the vote on Proposal 1 and will have the effect of a vote against Proposal 3. In order to avoid a broker non-vote of your shares on this proposal, you must send voting instructions to your bank, broker or nominee.

2026 Proxy Statement	I	71

TriMas Corporation
What are the Board’s recommendations?
The Board recommends a vote:
Proposal 1 - FOR the election of the nominated slate of directors.
Proposal 2 - FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Proposal 3 - FOR the approval, on a non-binding advisory basis, of the compensation paid to the Company’s NEOs.
What vote is required to approve each item?
Proposal 1 - Election of Directors.
The two nominees who receive the most votes cast at the Annual Meeting will be elected as directors, provided a quorum of at least a majority of the outstanding shares of the Company’s Common Stock is represented at the meeting. However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Board, taking into account the recommendation of the Governance and Nominating Committee, would then determine whether to accept or reject any required resignation. A proxy card marked “Withhold All” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the election of directors.
Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm.
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be necessary to ratify the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, provided that a quorum is present. Abstentions will have the same effect as a vote against the matter. Although shareholder ratification of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment under advisement if such appointment is not so ratified.
Proposal 3 - Approval, on a non-binding advisory basis, of the compensation paid to the Company’s NEOs.
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be necessary to approve the non-binding advisory resolution approving the compensation paid to the Company’s NEOs. While the Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote is advisory in nature. Abstentions and broker non-votes will have the same effect as a vote against the matter.
What will happen if other matters are raised at the meeting?
If any other matter is properly submitted to the shareholders at the Annual Meeting, its adoption will require the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date that is present or represented at the Annual Meeting. The Board does not propose to conduct any business at the Annual Meeting other than as stated above.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting and final voting results will be published by the Company in a Current Report on Form 8-K.

72	I	2026 Proxy Statement

ADDITIONAL INFORMATION
How may I obtain an additional copy of the proxy materials?
If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, please request the additional copy by contacting TriMas Corporation, Attention: Investor Relations, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, Telephone 248-631-5450, or by email to generalcounsel@trimas.com. Additionally, if you have been receiving multiple sets of proxy materials and wish to receive only one set of proxy materials, please contact the Company’s Investor Relations department in the manner provided above.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or the Company’s transfer agent. Please sign and deliver each proxy card and voting instruction card that you receive to ensure that all of your shares will be voted. We recommend that you contact your nominee and/or the Company’s transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.
Who pays for the solicitation of proxies?
The accompanying proxy is being solicited by the Board. The Company will bear the cost of soliciting the proxies. Officers and other management employees of the Company will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.
How can I access the Company’s proxy materials and Annual Report on Form 10-K?
The Financial Information subsection under “Investors” on the Company’s website, www.trimas.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. The Company has posted printable and searchable 2026 proxy materials to the Company’s website at http://ir.trimas.com. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices at TriMas Corporation, Attention: Investor Relations, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, or by email to generalcounsel@trimas.com.
The references to the website address of the Company and SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.
Is a registered list of shareholders available?
The names of shareholders of record entitled to vote electronically at the Annual Meeting will be available to shareholders entitled to vote at the meeting on Wednesday, May 20, 2026, at the Company’s headquarters and during the meeting, at www.virtualshareholdermeeting.com/TRS2026.
How and when may I submit a shareholder proposal or director nomination for the 2027 Annual Meeting?
For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2027 Annual Meeting, the Secretary must receive the written proposal at the Company’s principal executive offices no later than

2026 Proxy Statement	I	73

TriMas Corporation
December 1, 2026. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to TriMas Corporation, General Counsel, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, or by fax to (888) 318-8873.
For a shareholder proposal or director nomination that is intended to be considered at the 2027 Annual Meeting, but not included in the Company’s proxy statement, the shareholder must give timely notice to the Secretary not earlier than January 20, 2027, and not later than the close of business on February 19, 2027. Any shareholder proposal must set forth (1) a brief description of the business desired to be brought before the 2027 Annual Meeting and the reasons for conducting such business, (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (3) the number of shares of Common Stock that are beneficially owned by the shareholder, (4) any material interest of the shareholder in such business and (5) any additional information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act or the Company’s Third Amended and Restated Bylaws.
In addition to satisfying the requirements under the Company’s Third Amended and Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of this year’s Annual Meeting. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the first anniversary of this year’s Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Accordingly, for the 2027 Annual Meeting, shareholders must deliver such notice no later than March 22, 2027.

74	I	2026 Proxy Statement

38505 Woodward Avenue, Suite 200
Bloomfield Hills, Michigan 48304
(248) 631-5450
www.trimas.com

TriMas

TRIMAS CORPORATION
ATTN: JODI F. ROBIN
38505 WOODWARD AVENUE, SUITE 200
BLOOMFIELD HILLS, MI 48304

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TRS2026**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE AT 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90135-P46319 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIMAS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

Nominees:

01) Holly M. Boehne
02) Herbert K. Parker

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

To vote against all nominees, mark "Withhold All" above. To vote against an individual nominee, mark "For All Except" and write the nominee's number on the line above.

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote FOR proposal 3.

NOTE: The proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxy will be voted in accordance with the Board of Directors' recommendations.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice & Proxy Statement and 2025 Annual Report of TriMas Corporation are also available at: http://ir.trimas.com

The Notice & Proxy Statement and 2025 Annual Report of TriMas Corporation are available at www.proxyvote.com.
Have the control number located on your proxy card available to access the materials on this website.

V90136-P46319

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2026
AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRIMAS CORPORATION

Properly executed proxies received on or before May 19, 2026, will be voted in the manner directed, and if no such direction is made, will be voted in accordance with the Board of Directors' recommendations.

By casting your voting instructions on the reverse side of this proxy card, you hereby (1) acknowledge receipt of the proxy statement related to the above-referenced meeting, (2) appoint Sherry Lauderback and Jodi F. Robin, and each of them, as proxies, with full power of substitution, to vote all shares of TriMas Corporation's common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof, and (3) revoke any proxies previously given.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Directors' recommendations indicated on the reverse side of this proxy, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Alternatively, you may vote by phone or the internet, as described in the instructions on the reverse side of the proxy.

Continued and to be signed on reverse side